Exhibit 10.28

PENSKE AUTOMOTIVE GROUP 401(k) SAVINGS AND RETIREMENT PLAN

As Amended and Restated Effective January 1, 2014

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v

PREAMBLE

The Penske Automotive Group 401(k) Savings and Retirement Plan (the “Plan”) was originally effective as of September 1, 1998.  Subsequent to that date, the Plan has been amended from time to time.  This document amends and restates the Plan, effective as of January 1, 2014 (or as of such other dates as may be specified in the Plan).

The purpose of the Plan is to provide employees of Penske Automotive Group, Inc. and certain of its affiliates with an opportunity to accumulate retirement savings.  The Plan is intended to qualify as a profit sharing plan with a cash or deferred arrangement under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

Employees who terminated their employment before the effective date of this amendment and restatement will, unless otherwise specified in this document, be subject to the terms of the Plan as in effect on the date of their Termination of employment.

SECTION 1

DEFINITIONS

The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context; and the following rules of interpretation shall apply in reading this instrument. Pronouns shall be interpreted so that the masculine pronoun shall include the feminine and the singular shall include the plural. The words “hereof,” “herein” and other singular compounds shall refer to the Plan in its entirety and not to any particular provision or section, unless so limited by the text. All references herein to specific sections shall mean sections of this document unless otherwise qualified.

1.1                               Accrued Benefit means the sum of the balance in the Member’s Pre-Tax Contribution Account, Top-Heavy Contribution Account, Employer Matching Contribution Account, After-Tax Contribution Account, Transfer Pre-Tax Contribution Account, Transfer Employer Contribution Account, and Rollover Account.

1.2                               Acquired Employee means any employee of an Acquired Company who is classified as an Employee.

1.3                               Acquired Company means any entity of which the stock, business or assets have been bought by an Employer or which has become part of an Employer.

1.4                               Additional Pre-Tax Contribution means a “qualified nonelective contribution” that consists of any Employer contributions (other than Employer Matching Contributions) with respect to which the Member may not elect to receive cash in lieu of such contributions being made to the Plan, that are nonforfeitable (i.e., vested) when made, and that are subject to all of the restrictions on distributions applicable to Pre-Tax Contributions.

1.5                               Adjustment Factor means the dollar limitation under Code section 402(g) in effect at the beginning of the taxable year.

1.6                               Affiliated Company means

A.                                    any corporation which is a member of a controlled group of corporations including those within the meaning of Code section 1563(a), determined without regard to Code sections 1563(a)(4) and (e)(3)(C), including the Employer;

B.                                    any organization under common control with the Employer within the meaning of Code section 414(c);

C.                                    any organization which is included with the Employer in an affiliated service group within the meaning of Code section 414(m); or

D.                                    any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

1.7                               Affiliated Employer means any organization designated by the Committee as eligible to participate as an Employer in the Plan.

1.8                               After-Tax Contribution Account means an account established and maintained by the Employer on behalf of a Member to which his After-Tax Contributions made under a Prior Plan are held.

1.9                               Annual Addition means, with respect to any Participant for any Limitation Year, the sum of:

A.                                    That part of any Employer Contributions, Pre-Tax Contributions or Employer Matching Contributions allocated to the Member’s Plan account with respect to that Limitation Year.

B.                                    The forfeitures, if any, allocated to the Member’s Account with respect to that Limitation Year.

C.             The total amount of any employee contributions made by the Member to the Plan or to any other tax-qualified plan maintained by the group consisting of the Employer and the Affiliated Companies, except that, for the purposes of this Section, “more than 50%” shall be substituted for “at least 80%” each place it appears in Code section 1563(a)(1) (the “Employer Group”), if any, for that Limitation Year.

D.                                    Amounts allocated on behalf of the Member during the Limitation Year to an individual medical account, within the meaning of Code section 415(l)(2), which is part of a pension or annuity plan of the Employer Group.

E.                                     If the Member is or ever has been a Key Employee, amounts allocated to any separate account (within the meaning of Code section 419A(d)(1)) in a welfare benefit fund (within the meaning of Code section 419(e)) during the Limitation Year for provision of post-retirement medical benefits for the Member.

1.10                  Beneficiary means the person, persons, or trust designated by written, revocable designation filed with the Plan Administrator by the Member to receive payments in the event of such Member’s death.

1.11                        Board means the Board of Directors of Penske Automotive Group, Inc.

1.12                        Break in Service means a Plan Year during which an Employee has not completed more than 500 Hours of Service with the Employer or an Affiliated Company.

1.13                        Business Day means each day the New York Stock Exchange is open for business; provided, however, that for purposes of Section 1.52 only, the term “Business Day” shall not include any day on which the Plan’s record keeper is closed.

1.14                        Code means the Internal Revenue Code of 1986, and the same as may be amended from time to time.

1.15                        Company means Penske Automotive Group, Inc.

1.16                        Compensation, except as hereafter specified, means W-2 gross earnings, including the Pre-Tax Contributions made hereunder during the Plan Year and contributions made by an Employee to a Code section 125 plan, but excluding nonmonetary awards or benefits and any payments in the nature of severance pay and any reimbursed moving expenses.

A.                                    For purposes of the nondiscrimination tests set forth in Section 7, and except as provided in Code section 414(s), Compensation means any income received by the Employee from the Employer in accordance with Code section 415(c)(3), including deferrals made pursuant to Code section 414(s)(2), for the Plan Year for which compliance with the tests is being measured.

B.                               For purposes of measuring the limits set forth in Code section 415, Compensation shall mean all amounts paid during the Limitation Year or other relevant period to an individual by the Employer (as determined for Code section 415 purposes under the “Annual Addition” definition in Section 1.9), before the individual’s severance from employment with the group consisting of the Employer and Affiliated Companies (the “Employer Group”) (except to the extent otherwise provided below), for services actually performed that includes all wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with any member of the Employer Group (including, but not limited to, commissions paid salesmen, commissions, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulations section 1.62-2), but excluding:

(1)                                 contributions made by any member of the Employer Group to a plan of deferred compensation to the extent that, before the application of the limits of Code section 415, the contributions are not includible in the gross income of the individual for the taxable year in which contributed;

(2)                               contributions made by any member of the Employer Group on behalf of the individual to a simplified employee pension plan described in Code section 408(k) to the extent the contributions are excludable from the individual’s gross income;

(3)                                 distributions from a plan of deferred compensation maintained by any member of the Employer Group regardless of whether the amounts are includible in the gross income of the individual when distributed (except amounts received pursuant to an unfunded non-qualified plan to the extent the amounts are includible in the gross income of the individual);

(4)                                 amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the individual either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(5)                                 amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(6)                                 other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the individual).

Compensation shall include amounts paid to a terminated Member by the later of two and one-half months after the Member’s severance from employment or the end of the Limitation Year in which the termination occurs, provided that such amounts would have been payable to the Member had he continued in employment with the Employer Group and are regular compensation for services during the Member’s regular working hours, compensation for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; are payments for unused accrued bona fide sick, vacation or other leave, but only if the Member would have been able to use the leave if employment had continued; or are received by the Member pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been made to the Member had he continued in employment with the Employer Group and only to the extent that the payment is includible in the Member’s gross income.

Compensation taken into account shall be limited to the amount set forth in Code section 401(a)(17) ($260,000 for 2014), or such other amount as may be established by the Commissioner of Internal Revenue as a result of adjustments to account for the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the “Determination Period”) beginning with or within such calendar year. If a Determination Period consists of fewer than 12 months, the limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

C.                                    For purposes of applying the limitations described in Section 3.5 of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts for qualified transportation fringe benefits that are not includible in the gross income of the Member by reason of Code section 132(f)(4). This amendment shall also apply to the definition of Compensation for purposes of Section 1.27.G and the discrimination tests under Section 7 of the Plan for Plan Years.

D.                                    For purposes of the definition of Compensation under this Section 1.16, amounts under Code section 125 include any amounts not available to a Member in cash in lieu of group health coverage because the Member is unable to certify that he has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Member’s other health coverage as part of the enrollment process for the health plan.

1.17                        Disability means that the Member has applied and qualifies for disability benefits under the Social Security Act of 1935, as amended.

1.18                        Eligible Employee means any Employee of the Employer who satisfies all of the following conditions:

A.                                    he is not a leased employee within the meaning of Code section 414(n)(2);

B.                                    he is not a union employee, other than a union employee for whom benefits under this Plan are specifically provided for as a result of good faith bargaining;

C.                                    he is not employed by the Employer on a part-time or temporary basis. A part-time employee is an employee who is not regularly scheduled to complete 1,000 Hours of Service in a Plan Year;

D.                                    he is not an Acquired Employee, unless eligibility to participate in the Plan is otherwise provided for in an agreement consented to by the Company, such as an Appendix to the Plan;

E.                                     he is not a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); and

F.                                      he is not a person whose status as an Employee is solely the result of a judicial or administrative determination.

The above notwithstanding, any part-time or temporary Employee who would otherwise be eligible to participate in the Plan shall become eligible to participate in the Plan if he is credited with at least 1,000 Hours of Service in the 12 consecutive month period beginning with such Employee’s date of hire, or is credited with at least 1,000 Hours of Service in any 12 consecutive month period beginning on the anniversary thereof, as of the first Entry Date following the end of such 12 consecutive month period.

1.19                        Employee means an individual who is a common-law employee of the Employer and shall include leased employees within the meaning of Code section 414(n)(2), except as provided below. The term “leased employee” means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are under the primary direction and control of the Employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. The term “Employee” shall not include any individuals classified by the Employer as independent contractors even if such individuals would be classified as employees of the Employer under common law.

A leased employee shall not be considered an Employee of the Employer if; (i) such individual is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the leased employee’s gross income under Code sections 125, 402(h)(1)(B) or 403(b), or employer contributions on behalf of the leased employee to a trust which is part of a qualified cash or deferred arrangement (as defined in Code section 401(k)(2)); (2) immediate participation; and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20% of the Employer’s Non-Highly Compensated Employee workforce.

Notwithstanding the foregoing, an Acquired Employee of an Acquired Company shall be not deemed an Employee of an Employer as of the date such Acquired Company was bought by an Employer, except as otherwise provided in an Appendix applicable to such Acquired Employees.

Notwithstanding the foregoing, an employee of an Affiliated Employer that had adopted the Plan but ceases being an Affiliated Company shall no longer be considered an Employee as of the first date the Affiliated Employer is no longer an Affiliated Company.

1.20                        Employer means the Company and any other business organization that succeeds to its business and elects to continue this Plan, and any Affiliated Employer that adopts the Plan in accordance with Section 13 of the Plan. Notwithstanding the foregoing, an Affiliated Employer that had adopted the Plan but ceases being an Affiliated Company shall cease to be an Employer as of the first date the Affiliated Employer is no longer an Affiliated Company.

1.21                        Employer Matching Contribution means a contribution made on behalf of a Member pursuant to Section 3.2 of the Plan.

1.22                        Employer Matching Contribution Account means an account established and maintained on behalf of a Member to which his Employer Matching Contributions are allocated.

1.23                        Entry Date means the first Business Day of each month.

1.24                        ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

1.25                        Fiscal Year means the period from January 1 through December 31.

1.26                        Fund means all assets of the Trust.

1.27                       Highly Compensated Employee means any active or former Employee, who performs service during the determination year and is described in one or more of the following groups:

A.                                    an Employee who is a 5% owner, as defined in Code section 416(i)(1)(B)(i), at any time during the determination year or the look-back year; or

B.                                    an Employee who receives Compensation in excess of $115,000 (for 2014 Plan Year determinations, and as may be adjusted for future years) during the look-back year.

C.                                    The terms “determination year” and “look-back year” shall mean, respectively, the

Plan Year and the twelve-month period immediately preceding the determination year.

D.                                    The $115,000 amount set forth in paragraph B. shall be indexed for changes in the cost of living in accordance with Code section 415(d).

E.                                     A Highly Compensated Former Employee includes any Employee who separated or was deemed to have separated from service prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

F.                                      The determination of who is a Highly Compensated Employee shall be made in accordance with Code section 414(q) and the regulations thereunder, except that the top paid group rule, as defined in Code section 414(q)(3) shall not apply.

G.                                    “Compensation” shall mean, for the purpose of this Section 1.27, Code section 415(c)(3) compensation.

1.28                        Hour of Service means each hour for which an Employee is directly or indirectly paid or entitled to be paid by the Employer or an Affiliated Company regardless of whether employment duties are performed, and each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or Affiliated Company. These hours shall be credited to an Employee for the computation period during which his employment duties were performed; but in the event a payment is made or due for a reason other than the performance of duties, hours shall be credited for the computation period during which the absence from work occurred or to which a back pay agreement or award pertains. However, no Employee shall be credited with duplicate Hours of Service as a result of a back pay agreement or award. Hours of Service shall also include each hour (credited on the basis of the Employee’s customary workday) during which an Employee is on an uncompensated excused Leave of Absence, provided that such Employee shall be credited with no more than an Hour of Service for each complete Plan Year during which the uncompensated Leave of Absence is in effect.

A.                                    For purposes of determining the number of Hours of Service completed in any applicable computation period, the Employer may maintain accurate records of actual hours completed for all Employees. The number of Hours of Service to be credited to an Employee for periods during which no employment duties are performed shall be determined in accordance with Department of Labor Regulations sections 2530.200b-2(b) and 2530.200b-2(c).

B.                                    In instances where actual Hours of Service are not maintained, an Employee shall be credited with 45 Hours of Service for each week in which such Employee would otherwise be credited with at least one Hour of Service.

C.                                    Notwithstanding A. and B. above and solely for the purpose of preventing a Break in Service, an Employee shall be credited with Hours of Service during an absence by reason of:

(1)                                 the pregnancy of the Employee;

(2)                                 the birth of a child of the Employee;

(3)                                 the placement of the child with the Employee in connection with the adoption of such child by the Employee; or

(4)                                 for purposes of caring for the child beginning immediately after such birth or placement;

provided the Employee shall, during the period of his absence, be credited with the number of Hours of Service which would have been credited to him at his normal work rate but for such absence, or, if the number of Hours of Service based on a normal rate is indeterminable, the Employee shall be credited with 8 Hours of Service per day of such absence. The “Severance from Service” date of an Employee/Member who is absent from work due to “maternity or paternity leave” reasons for more than one year is the second anniversary of the first date of such absence. The period between the first and second anniversary of the first date of such absence is neither a Period of Service nor a period of severance.

D.                                    In instances where actual Hours of Service are maintained, the maternity/paternity leave described in C. above shall be credited to the computation period in which the absence began if necessary to avoid a Break in Service or, if not necessary, then to the following computation period.

E.                                     Service with any of the following companies, regardless of whether such company is an Affiliated Company, shall be taken into account in determining any Employee’s Hours of Service:

(1)                                 any affiliate of Penske Automotive Group, Inc.; or

(2)                                 Penske Corporation or any affiliate.

1.29                        Leave of Absence means any temporary absence from employment authorized by the Employer based on its normal practices. An Employee’s Period of Service shall continue uninterrupted during such leave.

1.30                        Limitation Year shall be the Plan Year.

1.31                        Member means any Eligible Employee included in the membership of the Plan as provided in Section 2 hereof. A Member shall continue to be a Member as long as he has an Accrued Benefit hereunder.

1.32                        Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee.

1.33                        Normal Retirement Date means the Member’s 65th birthday.

1.34                        Period of Service means the period between an Employee’s date of hire or rehire, as applicable, and the date on which he ceases to be an Employee.

1.35                        Plan means the Penske Automotive Group 401(k) Savings and Retirement Plan.

1.36                        Plan Administrator is the Committee provided for in Section 12 hereof; provided, however, that in the absence of a duly constituted Committee, the Company shall be the Plan Administrator.

1.37                        Plan Sponsor means Penske Automotive Group, Inc. or its successor.

1.38                        Plan Year means the period from January 1 through December 31.

1.39                        Pre-Tax Contribution means an elective deferral made by a Member pursuant to Section 3.1 of the Plan.

1.40                        Pre-Tax Contribution Account means an account established and maintained on behalf of a Member to which his Pre-Tax Contributions are allocated.

1.41                       Prior Plan means any tax-qualified plan maintained by an Affiliated Employer that has adopted the Plan, if the assets of such plan have been, or are intended to be, transferred to this Plan.

1.42                        Retirement means the termination of a Member’s employment with the Employer on or after his Normal Retirement Date.

1.43                        Rollover Contribution means the amount contributed to the Plan pursuant to Section 6.9.

1.44                        Rollover Account means the account established and maintained pursuant to Section 6.9 of the Plan.

1.45                        Spouse means, for all purposes under the Plan means the Member’s spouse currently or at the date of the Member’s death to whom he or she is lawfully married under state law, and for this purpose, the Plan shall recognize the marriage of the Member to a person of the same sex if such marriage was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the Member and such same-sex person are domiciled in a state that does not recognize the validity of same-sex marriages; provided, that a former spouse shall be treated as the spouse or surviving spouse and the current spouse shall not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Code Section 414(p).  The Plan shall not recognize for purposes of the Plan’s definitions of spouse and surviving spouse any person who has entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state, and, for purposes of the Plan, marriage does not include such formal relationships.  The Plan’s definition of spouse or surviving spouse is intended to comply with, and the Plan shall be administered in accordance with, the United States Supreme Court’s decision in United States v. Windsor (2013), Internal Revenue Service Revenue Ruling 2013-17, Internal Revenue Service Notice 2014-19, and any subsequent guidance issued by the Internal Revenue Service regarding same-sex marriage.  Additionally, if the Member should die prior to the date benefits under the Plan would have commenced to him, then the Spouse shall be the individual (determined under the preceding provisions of this Section 1.45) who had been legally married throughout the one-year period preceding the date of the Member’s death.

1.46                        Top-Heavy Contribution means a contribution made by an Employer pursuant to Section 8 of the Plan.

1.47                        Top-Heavy Contribution Account means an account established and maintained on behalf of a Member to which Top-Heavy Contributions, if any, are allocated.

1.49                        Transfer Pre-Tax Contribution Account means the account established and maintained on behalf of a member to which his Pre-Tax Contribution to a Prior Plan were allocated, and which are transferred to this Plan pursuant to Section 6.10.

1.49                        Transfer Employer Contribution Account means the account established and maintained on behalf of a member to which Employer Contributions to a Prior Plan were allocated, and which are transferred to this Plan pursuant to Section 6.10.

1.50                        Trust means a trust, intended to qualify under Code section 501(a), constituting the legal agreement between the Plan Sponsor and the Trustee, fixing the rights and liabilities with respect to managing and controlling the Fund for the purposes of the Plan.

1.51                        Trustee means the individual or entity designated by the Plan Sponsor as trustee(s) or any successor trustee(s) of the Trust.

1.52                        Valuation Date means every Business Day, unless the Plan Administrator selects another date or dates for the valuation of Plan assets.

1.53                        Year of Service means a Plan Year during which the Employee completes 1,000 Hours of Service. An Employee’s Years of Service shall include Years of Service for an Employer prior to the effective date of the Employer’s participation in the Plan. Any Hours of Service with an Acquired Company or a company listed in Section 1.28.E of the Plan shall be deemed Hours of Service for an Employer in determining Years of Service for purposes of becoming a member of the Plan under Section 2 and for purposes of vesting under Section 5.1.

SECTION 2

MEMBERSHIP IN THE PLAN

2.1                               Current Employees. Each Employee who is an Eligible Employee and has completed a 60-day Period of Service shall become a Member of the Plan on the first day of the month thereafter.

2.2                               New Employees or Re-employed Members. Each other Employee shall become a Member on the Entry Date coincident with or next following the date he qualifies as an Eligible Employee and completes a 60-day Period of Service. A reemployed Eligible Employee shall become a Member on his date of reemployment if he had been a Member of the Plan during his prior period of employment. Otherwise, a reemployed Eligible Employee shall become a Member of the Plan as of the Entry Date following his completion of a 60-day Period of Service (including any Period of Service prior to his reemployment).

2.3                               Changes in Category. If an Employee’s status changes either from a category of ineligibility to a category of eligibility, or from a category of eligibility to a category of ineligibility, his Years of Service during the period of ineligibility shall be considered as Years of Service for vesting purposes hereunder. For purposes of Section 3, only Compensation earned from the Employer during a period in which the Employee is both an Eligible Employee and a Member shall be considered in determining the amount of the contribution made to the Trust on behalf of the Employee.

If a Member’s status changes to a category of ineligibility, he shall become a Member immediately upon returning to an eligible class of Employees. If an ineligible Employee’s status changes to an Eligible Employee, he shall become a Member immediately if he has otherwise satisfied the requirements of Section 2.2.

SECTION 3

CONTRIBUTIONS

3.1                               Pre-Tax Contributions.

A.                                    Each Member may authorize the Employer to reduce his Compensation through regular payroll reductions and to have the Employer make Pre-Tax Contributions to the Plan in the amount of such payroll reduction. The Pre-Tax Contribution may be any whole percentage between 0% and 20% of such Compensation, but in no event shall it exceed the appropriate Adjustment Factor plus, when applicable, the amount provided under Code section 414(v) and permitted under Section 3.1.B.  The Pre-Tax Contribution of a Highly Compensated Employee may not exceed 8% of his or her Compensation, and in no event shall it exceed the appropriate Adjustment Factor. Compensation, for purposes of this Section, shall mean the Compensation earned by an Employee from the Employer for the Plan Year for which the contributions are being made.

Such amount shall be deposited as Pre-Tax Contributions hereunder to the Member’s Pre-Tax Contribution Account. Prior to the date that he becomes a Member, each Eligible Employee shall, by following the administrative procedures established by the Plan Administrator, consent and agree to payroll reductions, authorize the Employer to make such reductions, and designate the percentage of such contributions to be allocated to the available investment funds. The election of the Member shall become effective for the first pay period following the date the election is received by the Plan Administrator and will remain in effect until the Member makes a new election.

B.                                    Notwithstanding the limitations described in Section 3.1.A, Section 7 (relating to limitations on allocations of Pre-Tax Contributions), and Sections 3.4 and 3.5 (relating to Excess Deferral Amounts and maximum Annual Additions), a Member who, by the end of the taxable year, will have attained age 50 shall be permitted to make additional Pre-Tax Contributions (“Catch Up Contributions”), by means of Compensation reductions pursuant to the payroll reduction procedures set forth in Section 3.2.A, in an amount not to exceed the limit described in Code section 414(v) ($5,500 for 2014), as adjusted from time to time in accordance with Code section 414(v).  Catch-Up Contributions that do not exceed the applicable limitation established in Code section 414(v) for the relevant Plan Year, as adjusted in the manner described in Code section 414(v) shall not be taken into account for purposes of implementing the limitations under Code sections 402(g), 415, 401(k)(3), 410(b), and 416.

3.2                               Employer Matching Contributions.

A.                                    There is no existing Employer Matching Contribution.  Employer Matching Contributions shall be made for any future period if the Committee or Plan Sponsor reinstates a discretionary Employer Matching Contribution as provided in paragraph B of this Section 3.2.

B.                                    The Plan Sponsor or the Committee may, in its discretion, specify that each Employer contribute a percentage of a Member’s Pre-Tax Contributions to the Employer Matching Accounts of Eligible Members as an Employer Matching Contribution. The Plan Sponsor or the Committee shall determine the percentage each year; provided, however, that the Plan Sponsor or the Committee may, in its discretion, at any time in the year, modify the previously specified percentage as to any Employer Matching Contribution that has not yet accrued to Eligible Members. Notwithstanding the preceding provisions of this paragraph B, no Employer Matching Contribution shall be made with respect to an Eligible Member’s Pre-Tax Contributions in excess of 4% of such Eligible Member’s Compensation for the Plan Year, or such other percentage of such Eligible Member’s Compensation for the Plan Year as the Plan Sponsor or Committee may otherwise specify for a prospective measuring period. All Employer Matching Contributions shall be calculated based on the Member’s Pre-Tax Contributions made during the entire Plan Year, but shall not include the Member’s contributions, if any, made as catch-up contributions pursuant to Code section 414(v). Employer Matching Contributions shall be credited to the Eligible Member’s Employer Matching Contribution Account on a quarterly basis (unless the Employer elects to make such contributions on a more frequent basis). For purposes of receiving Employer Matching Contributions under this Section 3.2, an Eligible Member is each Member who (i) makes any Pre-Tax Contributions during the Plan Year and (ii) is employed by the Employer on the last day of the calendar quarter for which contributions are made. Compensation, for purposes of this Section 3.2, shall mean the Compensation earned by an Employee from the Employer for the Plan Year for which the contributions are being made.

C.                                    Notwithstanding paragraph B of this Section 3.2, Members who are members of Local 355 of the United Service Workers Union of OCT Partnership (d/b/a Gateway Toyota) or Local 259 UAW, AFL-CIO of Westbury Superstore, Ltd. (d/b/a Westbury Toyota) shall not be eligible to receive any Employer Matching Contribution.

3.3                               Adjustments to Contributions.  A Member may increase or decrease the rate of Pre-Tax Contributions effective as of any payroll period by notifying the Plan Administrator in accordance with the administrative procedures established by the Plan Administrator. A Member may suspend Pre-Tax Contributions at any time by notifying the Plan Administrator in accordance with the administrative procedures established by the Plan Administrator. Suspensions during the Plan Year shall be effective as soon as practicable after notification of the Plan Administrator in accordance with the administrative procedures established by the Plan Administrator. A Member may recommence Pre-Tax Contributions to the Plan effective as of any payroll period by submitting a new election to the Plan Administrator in accordance with administrative procedures established by the Plan Administrator, prior to such payroll period. Notwithstanding the foregoing, an individual who is on lay off status and returns to the employ of the Employer may recommence Pre-Tax Contributions to the Plan effective as of the next payroll period.  Additionally, notwithstanding any other provision of this Plan to the Contrary, the Plan Administrator shall have the discretion to determine, in a uniform nondiscriminatory manner, when Member elections to commence, modify, or terminate Pre-Tax Contributions shall take effect.

3.4                               Distribution of “Excess Deferral Amounts”. Notwithstanding any other provision of the Plan, Excess Deferral Amounts as adjusted for income or losses thereon shall be distributed to Members who claim such Excess Deferral Amounts for the preceding taxable year.

A.                                    For purposes of this Section 3.4, the following definitions shall have the following meanings:

(1)                                 “Elective Deferrals” shall mean any Employer contributions made to the Plan at the election of the Member, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Member’s Elective Deferral is the sum of all Employer contributions made on behalf of such Member pursuant to an election to defer under any qualified CODA as described in Code section 401(k), any simplified employee pension cash or deferred arrangement as described in Code section 402(h)(1)(B), any eligible deferred compensation plan under Code section 457, any plan as described under Code section 501(c)(18), and any Employer contributions made on the behalf of a Member for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement.

(2)                                 “Excess Deferral Amounts” shall mean those Elective Deferrals that are includible in a Member’s gross income under Code section 402(g), to the extent such Member’s Elective Deferrals for a taxable year exceed the Adjustment Factor. Excess Deferral Amounts shall be treated as Annual Additions under the Plan except to the extent distributed pursuant to this Section 3.4.

B.                                    A Member may assign to the Plan any Excess Deferral Amounts made during the taxable year of the Member by filing a claim in writing with the Plan Administrator no later than March 1 following the year in which the Excess Deferral Amounts were made. Said claim shall specify the Member’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Member’s written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Code sections 401(k), 408(k), 457, 501(c)(18) or 403(b) shall exceed the appropriate Adjustment Factor for the year in which the deferral occurred.

C.                                    A Member who has an Excess Deferral Amount during a taxable year may receive a corrective distribution during the same taxable year. Such a corrective distribution shall be made if:

(1)                                 the Member designates the distribution as an Excess Deferral Amount;

(2)                                 the corrective distribution is made after the date on which the Plan received the Excess Deferral Amount; and

(3)                                 the Plan Administrator designates the distribution as a distribution of an Excess Deferral Amount.

D.                                    The Excess Deferral Amount distributed to a Member with respect to a taxable year shall be calculated after giving effect to income and losses pertaining to the Member’s Pre-Tax Contribution Account allocable to the Excess Deferral Amount.

The income or loss allocable to such Excess Deferral Amount shall be determined by multiplying the income or loss allocable to the Member’s Pre-Tax Contribution Account for the taxable year by a fraction, the numerator of which is the Excess Deferral Amount on behalf of the Member for the preceding taxable year and the denominator of which is the Member’s Pre-Tax Contribution Account balance on the last day of the taxable year, minus the income or plus the loss allocable to the Member’s Pre-Tax Contribution Account for the taxable year.

E.                                     In the alternative, any other methods of allocating income or loss on the Excess Deferral Amount may be utilized in the manner provided by the Internal Revenue Service, i.e., the regulations set forth under Treasury Regulations section 1.402(g)-1.

F.                                      Excess Deferral Amounts, as adjusted for income and losses, shall be distributed to a Member in the year following the taxable year in which such Excess Deferral was made, and no later than the April 15 deadline provided for under Code section 402(g)(2)(A).

G.                                    Excess Deferral Amounts are includible in a Member’s gross income under Code section 402(g) to the extent that the Member’s Pre-Tax Contributions exceed the dollar limitation under such Code section. Excess Deferral Amounts shall be treated as Annual Additions under this Plan except to the extent distributed pursuant to this Section 3.4.

H.                                   Effective January 1, 2009, and notwithstanding any other provision of the Plan to the contrary, no “gap period” (i.e., the period between the end of the taxable year in which the Excess Deferral Amounts accrued and the date on which the Excess Deferral Amounts are distributed) income shall be included in the distribution of the Excess Deferral Amounts, as permitted under Code section 402(g)(2)(A) as modified by section 109(b)(3) of the Workers Retiree and Employer Recovery Act of 2008.

3.5                               Overall Limits on Contributions.  Contributions made on behalf of any Member during any Limitation Year shall be subject to the follow rules:

A.                                   Maximum Annual Addition. Except to the extent permitted under Section 3.1, including Section 3.1’s Catch Up Contributions provisions, the Annual Additions (or for purposes of applying subparagraph (2) below, the Annual Additions excluding amounts for provision of post-retirement medical and life insurance benefits) to a Member’s Account for any Limitation Year shall in no event exceed the lesser of:

(1)                                 $52,000 (for 2014), as adjusted from time to time as provided in Code section 415(d) for subsequent years, or

(2)                                 100% of the Member’s Compensation received from the group consisting of the Employer and the Affiliated Companies for that Limitation Year.

B.                                    Treatment of Excess.  Any Annual Additions that exceed the limitations set forth in Section 3.5.A shall be corrected as set forth in applicable Treasury Regulations and other correction guidance issued by the Treasury or Internal Revenue Service.

C.                                    Coordination with Other Defined Contribution Plans.  If a Member also participates in a defined contribution plan (within the meaning of Code section 415(k)) maintained by any member of the group consisting of the Employer and the Affiliated Companies, other than the Plan, the limitation set forth in Section 3.5.A shall apply to the aggregate of the Annual Additions to the Plan and to such other plan.

D.                                    Compliance with Applicable Law. The limitations described in this Section 3.5 shall be determined and applied in accordance with the provisions of Code section 415 and regulations promulgated thereunder, which are incorporated into this Plan by this reference.

3.6                               Permitted Employer Refunds. Employer contributions hereunder are made with the understanding that this Plan shall initially qualify under Code section 401, and that such contributions shall be deductible under Code section 404.

A.                                    Any contribution that is disallowed as a deduction shall be refunded to the Employer within one year of such disallowance if the Employer has filed the application for the determination or qualification of this Plan with the IRS by the time prescribed by law for filing the Employer’s return for the taxable year in which this Plan was adopted, or by such later date as the Secretary of the Treasury may prescribe.

B.                                    Any contribution made by the Employer due to a mistake of fact shall be refunded to the Employer within one year of such contribution.

C.                                    Refunds of contributions due to a disallowance of deduction or mistake of fact shall be governed by the following requirements:

(1)                                 earnings attributable to the amount being refunded shall remain in the Plan, but losses thereto must reduce the amount to be refunded; and

(2)                                 in no event may a refund be made that would cause the Accrued Benefit of any Member to be reduced to less than that which the Member’s Accrued Benefit would have been had the mistaken amount not been contributed.

3.7                               Timing of Deposits. Employer shall make payment of the Pre-Tax Contribution to the Trust under the terms hereof no later than the time period permitted by applicable law and regulations. All other Employer contributions under the Plan shall be deposited to the Trust prior to the due date for filing the Employer’s Federal Income Tax Return for the Fiscal Year in which the Plan Year ends, including any extension thereto. In no event shall the Employer Contributions be made in excess of the amount deductible under applicable Federal law now or hereafter in effect limiting the allowable deduction for contributions to profit sharing plans. The contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Code section 404(a).

SECTION 4

MEMBER ACCOUNTS

4.1                              Establishment of Accounts. A Pre-Tax Contribution Account, Top-Heavy Contribution Account, Employer Matching Contribution Account, After-Tax Contribution Account, Pre-Tax Contribution Transfer Account and Transfer Employer Contribution Account, and Rollover Account shall be established for each Member in accordance with Sections 3, 6 and 8. All contributions by or on behalf of a Member shall be deposited to the appropriate account.

4.2                               Valuation of Accounts. As of each Valuation Date, the accounts of each Member shall be adjusted to reflect any realized and unrealized gains or losses and income or expenses of the Fund which shall be allocated pro rata to each Member’s account based on the value thereof as of the preceding Valuation Date, adjusted in accordance with Section 4.3. The fair market value of the Fund shall be determined by the Trustee and communicated to the Plan Administrator as of the end of each calendar month in accordance with procedures established by the Plan Administrator. Each Member shall be furnished with a statement as soon as practicable after the end of each calendar quarter, setting forth the value of his Accrued Benefit as of the last Valuation Date in such calendar quarter. It shall represent the fair market value of all securities or other property held for each respective fund, plus cash and accrued earnings, less accrued expenses and proper charges against the fund as of such Valuation Date. The Trustee’s determination shall be final and conclusive for all purposes of this Plan. The valuation process shall be performed separately for each investment fund.

The Plan Administrator shall, in its discretion, determine and apply in a uniform manner the method for determining the fair market value, as of any particular date, of any shares of Common Stock held under the Penske Automotive Common Stock Fund for purposes of the foregoing paragraph, or for purposes of any other provision of the Plan.

4.3                               Adjustment to Accounts. When determining the value of Member accounts, any deposits due which have not been deposited to the fund on behalf of the Member shall be added to his accounts; and any withdrawals or distributions made which have not been paid out shall be subtracted from the accounts.  Similarly, adjustment of accounts for appreciation or depreciation of an investment fund shall be deemed to have been made as of the Valuation Date on which the adjustment relates, notwithstanding that they are actually made as of a later date.

4.4                              Directed Investments. A Member’s Accrued Benefit shall be invested as directed by each Member in such investment funds as the Plan Administrator shall determine. The investment funds available under the Plan shall be established pursuant to the Trust and shall be communicated to each Member.  Such investment funds shall at all times include a “stable value fund” (or similar investment option) and a Penske Automotive Common Stock Fund, which shall invest primarily in the Common Stock of Penske Automotive Group, Inc. All such shares of Common Stock held under such fund shall be acquired exclusively through purchases on the open market. Dividends, if any, shall be used, as soon as practicable, to purchase additional such shares of Common Stock.  A Member shall submit his investment selection to the Plan Administrator in accordance with the administrative procedures established by the Plan Administrator. The Member may select one or more investment funds in multiples of 1%.  Notwithstanding the preceding provisions of this Section 4.4, a Member’s investment of additional Pre-Tax Contributions, Employer Matching Contributions,

Rollover Contributions and Top Heavy Contributions shall be capped at the level specified in Section 4.8.C.

4.5                               Administration of Investments. Contributions made by or on behalf of a Member shall be invested in the investment fund or funds selected by the Member until the effective date of a new designation that has been properly submitted to the Plan Administrator.

If any Member fails to make an initial designation, he shall be deemed to have designated the default investment fund as may be determined from time to time by the Committee. A designation submitted by a Member changing his investment option shall apply to investment of future deposits and/or to amounts already accumulated in his accounts. A Member may change his investment option with respect to the investment of future deposits effective as of the first Valuation Date in the next succeeding payroll period by submitting his investment changes in accordance with the procedures established by the Plan Administrator. A Member may change his investment option with respect to the investment of amounts already accumulated in his accounts effective as of the next Valuation Date by submitting his investment changes in accordance with the procedures established by the Plan Administrator. The Plan Administrator may change or add Investment Funds from time to time. Each Member shall be notified of a change in Investment Funds at least 30 days prior to the Valuation Date on which the change is to occur.

4.6                               Investments for Terminated Members. Any Member who ceases to be an Employee shall continue to have the authority to direct the investment of his accounts in accordance with the provisions of Sections 4.4 and 4.5.

4.7                               Special Rules Applicable to Penske Automotive Common Stock Fund. Members that have any portion of their accounts invested in the Penske Automotive Common Stock Fund shall have the rights to decide tender offers and vote proxies and all other matters presented for vote as provided in subsections A and B of this Section 4.7.

A.                                    Proxy Voting

The Trustee is responsible for voting as directed all shares of Common Stock of Penske Automotive Group, Inc. held under the Penske Automotive Common Stock Fund. When a decision to vote shares is required, Members who have any portion of their accounts allocated to the Penske Automotive Common Stock Fund as of the relevant record date will receive copies of all proxy statements otherwise distributed to holders of the Common Stock of Penske Automotive Group, Inc. Members’ proxy votes shall direct the Trustee’s vote. Members shall be considered a fiduciary for purposes of voting shares of Common Stock allocated to their account. A decision by the Member to not vote shall be respected by the Trustee so that the Trustee shall not vote any allocated shares for which no Member direction is received. The Committee shall direct the Trustee in voting shares of Common Stock that are not allocated to the account of any Member.

The Trustee shall have no discretion or authority to vote Common Stock held in the Trust by the Trustee except in accordance with timely directions provided to the Trustee that are made in accordance with the terms of the Plan and that are not contrary to ERISA.

B.                                    Tender Offers

The Trustee is responsible for responding as directed to any tender offer with respect to all shares of Common Stock of Penske Automotive Group, Inc. held under the Penske Automotive Common Stock Fund. When a decision to tender shares is required, Members who have any portion of their accounts allocated to the Penske Automotive Common Stock Fund as of the relevant record date will receive copies of all tender materials otherwise distributed to holders of the Common Stock of Penske Automotive Group, Inc. Members’ tender instructions shall direct the Trustee’s decision as to whether or not to tender. Members shall be considered a fiduciary for purposes of deciding whether to tender shares of Common Stock allocated to their account. A decision by the Member to not respond to the tender offer shall be respected by the Trustee so that the Trustee shall not respond with respect to any allocated shares for which no Member direction is received. The Committee shall direct the Trustee in the tender of Common Stock that are not allocated to the account of any Member.

The Trustee shall have no discretion or authority to respond to a tender or exchange offer concerning Common Stock held in the Trust by the Trustee except in accordance with timely directions provided to the Trustee that are made in accordance with the terms of the Plan and that are not contrary to ERISA.

4.8                               Special Rules Applicable to Investment in Penske Automotive Common Stock Fund.

A.                                    Notwithstanding any other provision of the Plan to the contrary, during any period of time when (a) a registration statement covering the Plan, pursuant to the Securities Act of 1933, as amended, is not then in effect, (b) although in effect, information in the prospectus forming part of such registration statement does not, in the judgment of the Plan Administrator, meet the requirements of the Securities Act of 1933, as amended, or is not available for delivery, or (c) in the judgment of the Plan Administrator, a proceeding by the Securities and Exchange Commission for the issuance of a stop order suspending the effectiveness of such registration statement is threatened or contemplated, no future Pre-Tax Contributions or Employer Matching Contributions may be invested in, and no such prior contributions, or income earned thereon, may be transferred for investment in the Penske Automotive Common Stock Fund. In lieu thereof, the Trustee shall, upon written notification from the Plan Administrator, invest such amounts in such investment fund that shall be so specified by the Plan Administrator. At such time as (a) such a registration statement covering the Plan shall become effective, (b) the prospectus forming part of such a registration statement shall have been amended to meet the requirements of the Securities Act of 1933, as amended, or shall be available for delivery, or (c) no stop order proceedings shall be threatened or contemplated, such amounts shall be invested as previously directed or otherwise required under the terms of the Plan.

B.                                    Each Member who is an officer, director or greater than 10% shareholder of Penske Automotive Group, Inc. may elect to be subject to such optional limitations and restrictions as may be imposed by the Plan Administrator regarding the extent to which such person may (a) direct the investment under the Penske Automotive Common Stock Fund of any portion of his future Pre-Tax Contributions and Employer Matching Contributions to be made on his behalf, (b) transfer any portion of his existing accounts under the Plan into or out of the Penske Automotive

Common Stock Fund, (c) receive a distribution or withdrawal from any portion of his accounts invested under the Penske Automotive Common Stock Fund or (d) receive a loan from the Plan with respect to any portion of his accounts invested under the Penske Automotive Common Stock Fund. Any such limitations and restrictions which are so elected by such a person shall apply notwithstanding any other provision of the Plan to the contrary.

C.                                    A Member may direct the investment of no more than 10% of his additional Pre-Tax Contributions, Employer Matching Contributions, Rollover Contributions and Top Heavy Contributions into the Penske Automotive Common Stock Fund.

4.9                               Compliance With Employer Securities Diversification Requirements.  Notwithstanding any other provision of the Plan to the contrary, the Plan shall comply with the requirements of Code section 401(a)(35) and ERISA section 204(j) for all Plan Years beginning after December 31, 2006; provided, however, that the transitional relief provided under Internal Revenue Service Notice 2006-17 and Internal Revenue Service Notice 2008-7 (and any subsequent guidance or regulations) shall apply.  Accordingly, for any period during which any Plan account of a Member,  any beneficiary under the Plan with respect to which the beneficiary is entitled to exercise the rights of a Member (i.e., the beneficiary of a deceased Member) or any alternate payee who has a Plan account  (the Member or the beneficiary or the alternate payee is an “Applicable Individual”) holds publicly traded employer securities (as defined under Code section 401(a)(35)(G)(v)), the following rules shall apply:

A.                                    The Applicable Individual may elect to direct the Plan to invest any such employer securities and to reinvest an equivalent amount in other investment options meeting the requirements of Section 4.9(B).

B.                                    The Plan shall:

(1)                                 offer not less than three investment options, other than employer securities, to which an Applicable Individual may direct the proceeds from the divestment of employer securities pursuant to this Section 4.9, each of which is diversified and has materially different risk and return characteristics;

(2)                                 permit the divestment and reinvestment of employer securities by Applicable Individuals in a periodic (not less than quarterly), reasonable manner; and

(3)                                 not impose any restrictions or conditions with respect to the investment of employer securities which are not imposed on the investment of other assets of the Plan; provided, however, that this rule shall not apply to any restrictions or conditions imposed by securities laws.

C.                                    For purposes of Section 4.9.B, a restriction or condition with respect to employer securities includes:

(1)                                 a restriction on an Applicable Individual’s rights to divest an investment in employer securities that is not imposed on an investment that is not in employer securities; and

(2)                                 a benefit that is conditioned on investment in employer securities.

D.                                    The Plan shall also provide Applicable Individuals with the notice required by ERISA section 101(m) regarding the divestiture rights required under Code section 401(a)(35) and ERISA section 204(j).

SECTION 5

VESTING

5.1                               Vesting. Each Member shall have a fully vested, nonforfeitable right to his Pre-Tax. Contribution Account, After-Tax Contribution Account, Transfer Pre-Tax Contribution Account and Rollover Account at all times.  Each Member shall vest in his or her Employer Matching Contribution and Transfer Employer Contribution Accounts according to the following schedule:

Years of Service	Vesting Percentage

Less than 3	0%
3 or more	100%

Notwithstanding the foregoing schedule, a Member shall become vested in his Transfer Employer Contribution Account in accordance with the vesting schedule in the Prior Plan, if the vesting schedule in the Prior Plan is more rapid than that set forth above.  A Member who attains his Normal Retirement Date, dies or incurs a Disability shall become 100% vested in his Employer Matching Contribution Account.

One-Year Breaks in Service for Vesting Purposes. If a Member incurs one or more consecutive one-year Breaks in Service, then:

A.                                    Years of Service before such one-year Breaks in Service shall not be taken into account until the Member completes one Year of Service after his return;

B.                                    Years of Service prior to the one-year Breaks in Service shall not be taken into account if the Member has no vested right in his Pre-Tax Contribution Account, Top Heavy Contribution Account, Employer Matching Contribution Account, or Transfer Employer Contribution Account under the Plan and the number of consecutive one-year Breaks in Service in greater than one and equals or exceeds the greater of (1) the aggregate number of his Years of Service (excluding Years of Service not required to be taken into account by reason of any prior one-year Breaks in Service), or (2) five; and

C.                                    If a Member incurs five or more consecutive one-year Breaks in Service, Years of Service after such one-year Breaks in Service shall not be taken into account in determining the nonforfeitable percentage of such Member’s benefit derived from Employer contributions which accrued before such one-year Breaks in Service.

D.                                    Notwithstanding the foregoing, a Member shall vest in the portion of his Transfer Employer Contribution Account attributable to his matching contribution account transferred from the Ford of Tulsa 401(k) Plan according to the following schedule:

Years of Service	Vesting Percentage

0	0
1	20%
2	40%
3	60%
4	80%
5 or more	100%

5.2                               Forfeitures. A Member’s vested Accrued Benefit shall be determined in accordance with Section 5.1 as of the date he terminates employment. The nonvested portion shall be forfeited on the earlier of the date on which the Member:

A.                                    receives a distribution of his vested Accrued Benefit, if any, provided that such distribution is made no later than the close of the second Plan Year following the year in which the Member terminates participation in the Plan; or

B.                                    has five consecutive one-year Breaks in Service measured from the Plan Year in which the Member’s date of termination occurs.

Said forfeiture shall be used, at the Employer’s discretion, to either (i) reduce future Employer Matching Contributions, or (ii) pay Plan administrative expenses under Section 11.3.

For purposes of this Section 5.2, if the value of a Member’s vested Accrued Benefit is zero, the Member shall be deemed to have received a distribution of such vested Accrued Benefit on termination of employment.

5.3                               Change in Vesting Schedule. In the event the Employer adopts an amendment to the Plan that changes the Plan’s vesting provisions such that the nonforfeitable (i.e., vested) percentage of any Member, when determined under the Plan as so amended, would at any time be less than would have been the case absent such amendment, then the following rules shall apply.

A.                                    Election.  Each Member who has completed at least three years of service (within the meaning of Treasury Regulations section 1.411(a)-8T(b)(3)) shall be permitted to elect, during the election period described in paragraph B below, to have his nonforfeitable percentage determined without regard to such amendment.

B.                                    Election Period.  The election described in paragraph (i) may be made during the period that begins not later than the date on that the Plan amendment is adopted and that ends no earlier than the latest of the following dates:

(1)                                 The date that is 60 days after the day the Plan amendment is adopted.

(2)                                 The date that is 60 days after the day the Plan amendment becomes effective.

(3)                                 The date that is 60 days after the day the Member is issued notice of the Plan amendment by the Employer or Plan Administrator.

5.4                               Lost Members. If a Member’s vested Accrued Benefit is distributable to such Member, but the Plan Administrator is unable after a diligent search to find the Member or a Beneficiary to whom payments may be made, such Member’s vested Accrued Benefit shall be forfeited and applied to reduce future Employer Matching Contributions or the payment of Plan administrative expenses (as permitted by the Plan’s rules relating to forfeitures). If, after such forfeiture, the Member or a Beneficiary makes a claim for the forfeited vested Accrued Benefit, the Plan shall reinstate such Benefit and distribute it to the Member or Beneficiary in accordance with the terms of the Plan. The Plan Administrator shall be deemed to have made a diligent search for the Member if the Plan Administrator has attempted to contact the Member by first class mail, at the Member’s address on file with the Employer and, if unsuccessful, has attempted to contact the Member through the Internal Revenue Service participant locator program and has waited six months for a reply.

SECTION 6

DISTRIBUTIONS

6.1                             Distribution of Benefit. A Member who has a severance from employment with the Employer and all Affiliated Companies for any reason other than death shall be entitled to receive his vested Accrued Benefit. A Member’s Beneficiary shall be entitled to receive the Member’s vested Accrued Benefit in the event of the Member’s death. A Member or Beneficiary who is entitled to payment under this Section 6 may elect to receive his Accrued Benefit in the form of a lump sum payment as soon as administratively feasible following the date he ceases to be employed by all Employers and all Affiliated Companies as the Member (or his Beneficiary) requests, but no later than the April 1 of the calendar year following the calendar year in which occurs the later of the Member’s Retirement or age 70-1/2 and according to the Code section 401(a)(9) minimum distribution rules and Section 18 of this Plan. The amount payable shall be equal to the Member’s vested Accrued Benefit determined as of the Valuation Date coincident with the date payment is made.

A Member who participated in a Prior Plan is entitled to receive his or her Accrued Benefit in an optional form of distribution as set forth in Section 16.

A Member who is employed by an Affiliated Employer that had adopted the Plan but ceases being an Affiliated Company shall be considered to cease being employed by the Employer and all Affiliated Companies on the first date the Affiliated Employer is no longer an Affiliated Company.

6.2                               HEART Act Compliance and Qualified Reservist Distribution.

A.                                    Special Severance From Employment Rule.  For years beginning after December 31, 2008, for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).   If an individual elects to receive a distribution by reason of severance from employment as provided in the preceding sentence of this Section 6.2(A), the individual may not make an elective deferral or employee contribution during the six-month period beginning on the date of the distribution.

B.                                    Special Death Benefits Rule.  In the case of a death or disability occurring on or after January 1, 2007, if a Member dies while performing qualified military service as defined in Code Section 414(u), the survivors of the Member are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed and then terminated employment on account of death.

C.                                    Differential Wage Payments.  For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as compensation for Plan purposes, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment; provided, however, that clause (iii) applies only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

D.                                    Qualified Reservist Distribution.   Notwithstanding any other provision of the Plan, a Member may elect a Qualified Reservist Distribution.  A “Qualified Reservist Distribution” is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from amounts attributable to Plan Pre-Tax Contributions, i.e., elective deferrals ; (ii) the individual was (by reason of being a member of a reserve component, as defined in Section 101 of Title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the distribution is made during the period beginning on the date of such order or call, and ending at the close of the active duty period.

6.3                               Election of Benefits. The Member shall notify the Plan Administrator in accordance with administrative procedures established by the Plan Administrator, of the form and timing of benefit payments. An election may be revoked and a new election may be submitted to the Plan Administrator any time prior to the commencement of benefits. Payment of benefits shall commence as soon as practicable under the option the Member has designated; but in no event later than as provided under Section 6.7 hereof.

6.4                               Rehire Prior to Incurring Five Consecutive Breaks in Service. If the Member terminates his employment and is rehired by the Employer prior to the date that he would incur his fifth consecutive one-year Break in Service, the following rules shall apply:

A.                                  No Distribution. If the Member has not received a distribution by reason of his prior termination of employment, any amounts previously forfeited shall no longer be forfeitable.

B.                                    Prior Distribution. If the Member has received a total or partial distribution by reason of his prior termination of employment and he repays to the Plan the entire amount distributed to him from the Plan before five years have elapsed after the date of his re-employment, any forfeited amount shall be restored and shall no longer be forfeitable. Any forfeitable amounts that have not been forfeited by the Member’s re-employment date shall no longer be forfeitable after that date.

C.                                    Partially Vested Members. If a distribution is made to a Member at a time when he has a vested right to less than 100% of his interest subject to a vesting schedule under Section 5.1, and the Member does not repay the prior distribution pursuant to Section 6.3.B, then at any relevant time, the vested portion of his interest shall be equal to an amount (“X”) determined by the formula X = P(AB + D) - D, where “P” is the vested percentage at the relevant time under Section 5.1, “AB” is the value of the Member’s Accrued Benefit at the relevant time, and “D” is the amount of the distribution.

D.                                    Common Stock. To the extent that the Member has received a distribution in shares of Common Stock of Penske Automotive Group, Inc. in accordance with Section 6.18, the amount deemed distributed, for purposes of this Section 6.4 shall be the amount of the cash distribution that such person would have received had such prior distribution instead been entirely in cash.

E.                                     Deemed Distribution. For purposes of this Section 6.4, a Member shall be deemed to have received a distribution of his entire Accrued Benefit if, at the time of his termination of employment with the Employer, he either has no vested interest in his Accrued Benefit or he has no interest under the Plan.

6.5                               Death Prior to Total Distribution. If a Member dies before the distribution of his interest has begun, the entire interest shall be distributed in a lump sum as soon as practicable following his death, and in no event later than five years after the Member’s date of death.

6.6                               Distribution Limitation. In accordance with Code section 401(a) and unless he elects otherwise, a Member shall commence distribution hereunder no later than 60 days after the close of the Plan Year in which occurs the later of his Normal Retirement Date, the tenth anniversary of the year in which a Member has commenced participation in the Plan or the date of the Member’s termination of employment. Notwithstanding the foregoing, the failure of a Member to consent to a distribution while a benefit is immediately distributable within the meaning of this Section 6 shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 6.

6.7                               Mandatory Distributions. The benefits of a Member who is a “five percent owner” shall be distributed to him not later than April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2 and shall be made in accordance with the requirements of Code section 401(a)(9) and Section 18 of this Plan.

6.8                               Earnings on Undistributed Benefits. A Member’s Accrued Benefit shall share in investment experience in accordance with the provisions of Section 4 until the Valuation Date coincident with distribution.

6.9                               Rollovers into the Plan. Subject to approval of the Plan Administrator, an Employee may roll over to the Trust amounts accumulated for the Employee under any other tax-qualified retirement plan or plans. The amount rolled over shall become subject to all of the terms and conditions of this Plan and Trust Agreement after it is rolled over, except that it shall be fully vested and nonforfeitable at all times. The amounts rolled over shall be deposited in a separate account herein referred to as an Employee’s Rollover Account and shall be invested as other accounts. An Employee who makes a rollover contribution to this Plan shall not otherwise participate in the Plan until he qualifies as an Eligible Employee hereunder.

6.10                        Transfers Into the Plan. Subject to approval of the Plan Administrator, the Trustee shall accept the transfer to the Trust of amounts accumulated for an Employee under a Prior Plan.

6.11                        Evidence in Writing. The Plan Administrator may require the Member to furnish a letter or other evidence in writing from the administrator of the plan from which the rollover or transfer originates, stating that the acceptance of the transfer or rollover shall not affect the tax qualified status of the Plan.

6.12                        Hardship Withdrawal. A Member may apply in accordance with administrative procedures established by the Plan Administrator for a hardship withdrawal from his vested Accrued Benefit at any time. The withdrawal must satisfy the criteria set forth below, and may be approved or disapproved at the discretion of the Plan Administrator. Hardship withdrawals from a Member’s Pre-Tax Contribution Account are not permitted from income on a Member’s Pre-Tax Contributions, except to the extent of earnings on or before December 31, 1988, nor are such withdrawals permitted to include Employer contributions which were treated as Pre-Tax Contributions as a result of the application of the special nondiscrimination requirements under rules prescribed by the Secretary of the Treasury for Employer contributions that are used to meet the vesting and withdrawal restrictions for Pre-Tax Contributions. The circumstances which may warrant approval of a Member’s application for a hardship withdrawal are:

A.                                    General Rule. For purposes of this Plan, a hardship distribution must be made on account of an immediate and heavy financial need of the Member and must be in an amount not to exceed the sum necessary to satisfy such financial need.

B.                                    Immediate and Heavy Financial Need. The determination of whether a Member has an immediate and heavy financial need shall be made on the basis of whether a request satisfies the definition of “Deemed Immediate and Heavy Financial Need” as set forth below. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Member.

C.                                    Deemed Immediate and Heavy Financial Need. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of:

(1)                                 unreimbursed medical expenses for medical care (as defined in Code section 213(d)) incurred by the Member, the Member’s spouse, or any dependents of the Member (as defined in Code section 152), or primary Beneficiary, or necessary for those persons to obtain medical care described in Code section 213(d);

(2)                                 costs directly related to the purchase (excluding mortgage payments) of the principal residence for the Member;

(3)                               payment of tuition, related educational fees, or room and board expenses for the next 12 months of post-secondary education for the Member, the Member’s spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(b)(1), (b)(2), and (d)(1)(B)), or primary Beneficiary;

(4)                                 payments necessary to prevent the Member’s eviction from his principal residence or foreclosure on the mortgage of the Member’s principal residence;

(5)                                 payments for burial or funeral expenses for the Member’s deceased parent, Spouse, child, or dependent (as defined in Code section 152 and without regard to Code section 152(d)(1)(B)), or primary Beneficiary;

(6)                                 payment of expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)                                 such other circumstances set forth by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability that are deemed to constitute financial hardship.

The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

D.                                    Distribution Necessary to Satisfy Financial Need. A distribution shall be treated as necessary to satisfy a financial need only if:

(1)                                 the Member has obtained all distributions, other than hardship distributions and all nontaxable loans under all plans under all plans maintained by the Employer;

(2)                                 the Member is prohibited from reducing his Compensation and from making elective contributions to any tax qualified retirement plan under Code sections 401(a) or 403(a) or nonqualified plan (including any nonqualified plan of deferred compensation or employee stock purchase plan or Code section 403(b) annuity program of the group consisting of the Employer and the Affiliated Companies for the period beginning on the date of the distribution and ending on the six month anniversary thereof;

(3)                                 the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

E.                                     The determination of the existence of financial hardship and the amount required to be distributed to meet the need created by the hardship must be made in a uniform and nondiscriminatory manner.

6.13                        Withdrawals Permitted After Age 59-1/2. Notwithstanding the foregoing, a Member may apply in accordance with administrative procedures established by the Plan Administrator for a withdrawal from all or a portion of his vested Accrued Benefit any time after attaining age 59-1/2. Such withdrawal shall not be subject to the requirements set forth in Section 6.12 but are subject to the conditions set forth in Section 6.15 below.

6.14                        Withdrawal of After-Tax Contributions; Rollover Contributions. A Member who has made After-Tax Contributions under a Prior Plan may withdraw such contributions in accordance with the administrative procedures established by the Plan Administrator specifying the amount to be withdrawn. A Member who has made Rollover Contributions may withdraw such contributions, and the earnings thereon, by submitting a request to the Plan Administrator in accordance with administrative procedures established by the Plan Administrator specifying the amount to be withdrawn.

6.15                        Conditions For Withdrawals. The following conditions apply to withdrawals made under Sections 6.12, 6.13 and 6.14:

A.                                    a Member may make only two hardship withdrawals and two withdrawals from his After-Tax Contribution Account within a Plan Year. A Member may make only one withdrawal of his Rollover Contributions in any Plan Year, which may not be less than $1,000 of the total value of his Plan accounts available for withdrawal. There is no restriction in the number of withdrawals a Member may make in a Plan Year after attaining age 59-1/2.

B.                                         all withdrawals shall be based on the value of the Member’s applicable accounts as of the Valuation Date coincident with the date payment is made; and

C.                                         any withdrawal made hereunder from a Member’s Transfer Account by a married Member shall be subject to the conditions, if any, applicable to protected benefits as set forth in Section 16 hereof; and

D.                                         withdrawals shall be made pro rata from the investment fund(s) in which designated the Member’s Plan accounts are invested.

6.16                        Direct Rollover.

A.                                    With respect to any distribution described in this Section 6 which constitutes an eligible rollover distribution within the meaning of Code section 401(a)(31)(D), the distributee thereof shall, in accordance with procedures established by the Plan Administrator or Committee, be afforded the opportunity to direct that such distribution be transferred directly to the trustee of an eligible retirement plan (a “direct rollover”).

B.                                    For purposes of this Section 6.16, “eligible retirement plan” means:

(1)                                 For all distributees (i.e., the Member, a spouse, a surviving spouse, a spouse who is an alternate payee under a qualified domestic relations order, or a non-spouse Beneficiary), an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b).

(2)                                 For all distributees other than a non-spouse Beneficiary, an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan under Code section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan, or a tax-qualified plan under Code sections 401(a) or 403(a) that accepts the distributee’s eligible rollover distribution.

C.                                    Any distribution under this Section 6 which consists of a hardship withdrawal, as defined in Internal Revenue Code section 401(k)(2)(B)(i)(IV), attributable to the Member’s elective deferrals (i.e., Pre-Tax Contributions) shall not be an eligible rollover distribution.

D.                                    Notwithstanding the foregoing, if the distributee elects to have his eligible rollover distribution paid in part to him and part as a direct rollover:

(1)                                 the direct rollover must be in an amount of $500 or more; and

(2)                                 a direct rollover to two or more eligible retirement plans shall not be permitted.

E.                                     The Plan Administrator shall, within a reasonable period of time prior to making an eligible rollover distribution from this Plan, provide a written explanation to the distributee of the direct rollover option described above, as well as the provisions under which such distribution will not be subject to tax if transferred to an eligible retirement plan within 60 days after the date on which the distributee received the distribution. A distribution may commence less than 30 days after the notice required by Treasury Regulations section 1.411(a)-11(c) is required to be given, provided the Plan Administrator informs the Member he has a right to a period of not less than 30 days to consider the decision of whether or not to elect a distribution, and the Member, after receiving the notice, affirmatively elects a distribution.

F.                                      Notwithstanding any other provision of the Plan to the contrary, a distributee may also elect a direct rollover of an eligible rollover distribution to “Roth IRA” as permitted under Code section 408A(e).  For this type of direct rollover, there shall be included in the distributee’s gross income any amount that would be includible if the distribution were not rolled over.  In addition, for taxable years beginning before January 1, 2010, a distributee cannot make a direct rollover to a Roth IRA from this Plan (because this Plan does not provide for “Roth” type elective deferrals) if, for the year the direct rollover is to be made, the distributee has modified gross income exceeding $100,000 or is married and files a separate federal income tax return.  The Plan will follow the requirements of Internal Revenue Service Notice 2008-30 (and such later superseding or additional guidance or regulation that may apply) in administering this provision.

6.17                        Withholding of Income Tax.

A.                                    Notification of Withholding Of Federal Income Tax. All Members and beneficiaries entitled to receive benefits under the Plan shall be notified of the Plan’s obligation to withhold federal income tax from any benefits payable pursuant to the terms of the Plan. Such notice shall be in writing, be given at the times and contain the information set forth in subsection B of this Section 6.17.

B.                                    Time and Content of Notice. The notice described in subsection A of this Section 6.17 shall be provided at least 30, but not more than 180, days before the date that is the Member’s Annuity Starting Date, the Plan Administrator will notify the Member of the benefits available to him, the optional forms for payment, if any, and, if the benefit is immediately distributable, his right, if any, to defer receipt of the distribution (including a description of the consequences of failing to defer receipt).  Such notice will be given in accordance with Treasury Regulations section 1.411(a)-11(c).  The Member’s consent to the distribution may not be made before the Member receives the notice and may not be made more than 180 days before his Annuity Starting Date.  Such distribution may commence less than 30 days after the notice required under Treasury Regulations section 1.411(a)-11(c) is given, provided that:

(1)                                 the Plan Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

(2)                                 the Member, after receiving the notice, affirmatively elects a distribution, and

(3)                                 the distribution is made at least seven days after the notice is given.

“Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Member to that benefit.

C.                                    Effective Date of Election. Any transfer direction, election or revocation of any election by a payee shall become effective immediately upon receipt by the Plan Administrator or Committee of the transfer direction, election or revocation. Thereafter, the Plan Administrator or Committee shall, unless otherwise provided by applicable law, regulation or other guidance by the Secretary of the Treasure or his delegate, withhold federal income tax in accordance or consistent with the instructions filed by the payee.

D.                                    Failure to Make Election.

(1)                                 In the case of an eligible rollover distribution, if the payee fails to provide the Plan Administrator with a transfer direction, the Plan Administrator shall withhold an amount equal to 20% of the amount of the distribution (or such other amount as may be from time to time prescribed by the Code, or the Secretary of the Treasury or his delegate).

(2)                            In the case of a distribution which is not an eligible rollover distribution, if the payee fails to provide the Plan Administrator with a withholding certificate, the Plan Administrator shall withhold, in the case if a periodic distribution, the amount which would be required to be withheld from such payment if such payment were a payment of wages by an employer to an employee for the appropriate payroll period, determined as if the payee were a married person claiming three withholding allowances. In the case of a nonperiodic distribution, 10% of the amount of the distribution shall be withheld.

E.                                     Coordination with Internal Revenue Code and Regulations. Notwithstanding the foregoing, the Plan Administrator shall discharge its withholding and notice obligations in accordance with the Code and regulations and such other guidance with respect thereto as may be promulgated from time to time by the Secretary of the Treasury or his delegate.

6.18                        Manner of Payment of Benefits. To the extent that any distribution under Section 6.1 is to be made out of the Penske Automotive Common Stock Fund, such portion of such distribution shall be paid either (a) entirely in cash or (b) entirely in whole shares of Common Stock of Penske Automotive Group, Inc. and in cash to the extent of any fractional shares, as the Member or his Beneficiary, as the case may be, shall elect. Absent such an election, amounts distributable from the Penske Automotive Group Common Stock Fund in connection with such a distribution under Section 6.1 shall be paid entirely in cash. The portion of any such distribution under Section 6.1 made out of all other investment funds under the Plan, as well as all distributions under all other provisions of this Section 6, including a lump sum distribution, shall be entirely in cash.

6.19                        Assets Transferred From Money Purchase Plans. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Member’s retirement, death, Disability or severance from employment, and prior to Plan termination, the optional form of benefit shall not be available with respect to benefits attributable to assets (including post transfer earnings thereon) and liabilities that are transferred, within the meaning of Code section 414(l), to this Plan from a money purchase pension plan qualified under Code section 401(a) (other than any portion of those assets and liabilities attributable to voluntary after-tax employee contributions).

6.20                        Small Benefit Cash Outs.  Notwithstanding anything in this Section 6 to the contrary, if the balance in a Member’s distributable Plan account does not exceed, including rollover amounts, if any, $5,000, then upon the Member becoming entitled to payment of the Member’s benefit as a result of his retirement or termination of employment, the Plan Administrator shall direct the Trustee to pay his benefit to him, regardless of whether the Member has applied therefor or whether the Member or the Member’s Spouse has consented thereto.  Such payment shall be made in a single lump sum payment as soon as administratively feasible thereafter and shall be made not later than the end of the second Plan Year following the termination of the Member’s employment with the Employer and all Affiliated Companies (the “Distribution Deadline”).  The Plan Administrator may instruct the Trustee to make payment of the Member’s distributable Plan account without regard to whether the time of the distribution will occur after the Distribution Deadline if such distribution would have been made before the Distribution Deadline but for the fact that the value of his distributable Plan account then exceeded the cash out limit in effect under Treasury Regulations section 1.411(a)-11.  After the Member’s Annuity Starting Date, however, consent is required for the immediate distribution of the Member’s distributable Plan account regardless of the amount of its value.  In the event a Member is not entitled to any distributable Plan account upon termination of employment with the Employer and all Affiliated Companies, the Member shall be deemed to be cashed out under this Section 6.20 as of the date of his termination of employment with the Employer and all Affiliated Companies. In the event the Plan Administrator:

A.                                          receives no direction from the Member within 60 days from the date notice was given to him concerning the disposition of his distributable Plan account under this Section 6, and

B.                                          the distribution is in excess of $1,000, including rollover amounts, if any,

C.                                          then the Plan Administrator shall transfer such distribution, plus rollover amounts, if any, to a designated individual retirement account issuer with whom the Plan has a written agreement that satisfies Department of Labor Regulations section 2550.404a-2(c).  The Plan Administrator may, but is not required to, make such transfers with respect to distributions under this Section 6.20 of $1,000 or less, including rollover amounts, if any.

SECTION 7

ACTUAL DEFERRAL AND ACTUAL CONTRIBUTION PERCENTAGE TESTING

7.1                               Limitations on Allocations of Pre-Tax Contributions.  For purposes of this Section 7.1 Employer Matching Contributions and any amounts designated by the Employer as Additional Pre-Tax Contributions, that are contributed to the Plan not later than the end of the Plan Year following the Plan Year to which they relate, may be treated as Pre-Tax Contributions.

A.                                    Limit for Highly Compensated Employees.  Allocations of Pre-Tax Contributions to the Plan accounts of Members who are Highly Compensated Employees shall be limited to an Average Deferral Percentage for the current Plan Year that does not exceed the greater of:

(1)                                 The Average Deferral Percentage for the current Plan Year for Members who are not Highly Compensated Employees times 1.25, or

(2)                                 The lesser of (I) the Average Deferral Percentage for the current Plan Year for Members who are not Highly Compensated Employees multiplied by 2.00, or (II) the Average Deferral Percentage for the current Plan Year for Members who are not Highly Compensated Employees plus two percentage points.

B.                                    Aggregation of Deferrals.  For purposes of determining a Member’s Actual Deferral Ratio, the following salary deferrals made by the Member to another plan of the group consisting of the Employer and the Affiliated Companies (the “Employer Group”) shall be aggregated with his Pre-Tax Contributions.

(1)                                 If the Plan and one or more other plans maintained by any member of the Employer Group that include cash or deferred arrangements (as defined in Code section 401(k)(2)) are considered as one plan for purposes of Code sections 401(a)(4) and 410(b), all salary deferrals by the Member under such other plan or plans, if any, during the Plan Year shall be aggregated with his Pre-Tax Contributions.

(2)                                 If a Member who is a Highly Compensated Employee is also a participant in one or more plans maintained by any member of the Employer Group, other than the Plan, that contain cash or deferred arrangements (as defined in Code section 401(k)(2)), all salary deferrals by the Member under such other plan or plans, if any, during the Plan Year shall be aggregated with his Pre-Tax Contributions.

C.                                    Treatment of Excess Pre-Tax Contributions.  Excess Pre-Tax Contributions, and income attributable thereto, shall be returned to the relevant Highly Compensated Employees and related Employer Matching Contributions shall be forfeited not later than the end of the Plan Year immediately following the Plan Year in which the Excess Pre-Tax Contributions are made.  The amount of any Excess Pre-Tax Contributions to be distributed shall be reduced by the amount of any Excess Deferrals previously distributed to the Employee for the Employee’s taxable year ending with or within the Plan Year, in accordance with Code section 402(g)(2), and Excess Deferrals to be distributed for a taxable year shall be reduced by Excess Pre-Tax Contributions previously distributed for the Plan Year beginning in such taxable year.

(1)                                 Determination of Excess.  Excess Pre-Tax Contributions, with respect to a Highly Compensated Employee, shall be determined as follows:

(a)                                 Highly Compensated Employees shall be ranked in descending order according to the dollar amount of their Pre-Tax Contributions.

(b)                                 The Pre-Tax Contributions of the Highly Compensated Employees(s) with the highest dollar amount of Pre-Tax Contributions shall be reduced by the lesser of the aggregate amount of Excess Pre-Tax Contributions or the amount necessary to cause the dollar amount of those Highly Compensated Employees’ Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Pre-Tax Contributions.  This amount shall be distributed equally to those Highly Compensated Employees.

(c)                                  If, after completing the process described in paragraph (b), the total amount distributed is less than the aggregate Excess Pre-Tax Contributions, the remaining dollar amount of the Excess Pre-Tax Contributions shall be divided equally to reduce the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Pre-Tax Contributions by the lesser of the aggregate amount of Excess Pre-Tax Contributions or the amount necessary to cause those Highly Compensated Employees’ Pre-Tax Contributions to equal the amount of the Pre-Tax Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Pre-Tax Contributions.  Those amounts shall be distributed to the relevant Highly Compensated Employees.  This procedure shall be repeated to the extent necessary to eliminate the remaining Excess Pre-Tax Contributions.

(d)                                 The amount by which a Highly Compensated Employee’s Pre-Tax Contributions is reduced under this Section 7.1.C(1), if any, shall constitute that Highly Compensated Employee’s Excess Pre-Tax Contributions.

(2)                                 Determination of Income.  Income allocable to Excess Pre-Tax Contributions required to be returned to the Member under this Section 7.1.C(2) may be calculated as follows (or under any other permissible method):

(a)                                 General Rule.  The income allocable to Excess Pre-Tax Contributions is equal to the sum of the allocable gain or loss for the Plan Year in which the Excess Pre-Tax Contributions were made.  Income includes all earnings and appreciation, including such items as interest, dividends, gains from the sale of property, and appreciation in the value of stock and life insurance contracts, without regard to whether such appreciation has been realized.

(b)                                 For the Plan Year.  The income allocable to Excess Pre-Tax Contributions for the Plan Year in which the Excess Pre-Tax Contributions were made is determined by multiplying the income for that Plan Year by a fraction, the numerator of which is the Member’s Excess Pre-Tax Contributions and the denominator of which is the Member’s Plan account balance, reduced by the gain for the Plan Year and increased by the loss for the Plan Year.

(c)                                  No “Gap Period” Income Used.  No income shall be included in the determination under this Section 7.1.C. for the “gap period” between the end of the Plan Year in which the Excess Pre-tax Contributions were made and the date of the actual distribution, as permitted by Code section 401(k)(8)(A), and, for purposes of the distributions under Section 7.2, as permitted by Code section 401(m)(g)(A).

7.2                               Limitations on Allocations of Employer Matching Contributions.

A.                                    Limit for Highly Compensated Employees.  Allocations of ‘Employer Matching Contributions to the Plan accounts of Members who are Highly Compensated Employees shall be limited to an Average Contribution Percentage for the current Plan Year that does not exceed the greater of:

(1)                                 The Average Contribution Percentage for the current Plan Year for Members who are not Highly Compensated Employees, times 1.25, or

(2)                                 The lesser of (I) the Average Contribution Percentage for the current Plan Year for Members who are not Highly Compensated Employees multiplied by 2.00, or (II) the Average Contribution Percentage for the current Plan Year for Members who are not Highly Compensated Employees plus two percentage points.

B.                                    Aggregation of Contributions.  For purposes of determining a Member’s Actual

Contribution Ratio, the following amounts contributed on behalf of the Member under one or more other plans maintained by any member of the Employer Group shall be aggregated with his Employer Matching Contributions under this Plan.

(1)                                 If the Plan, and any other plan maintained by any member of the Employer Group to which “matching contributions,” “employee contributions,” or “elective deferrals” (as those terms are defined in Code section 401(m)(4)) are made, are considered as one plan for purposes of Code sections 401(a)(4) and 410(b), then such other plan or plans shall be treated with this Plan as a single plan.

(2)                                 If one or more other plans maintained by any member of the Employer Group permit “matching contributions” or “employee contributions” (as those terms are defined in Code section 401(m)(4)) to be allocated to the account of any Highly Compensated Employee who is a Member in this Plan, then such contributions under that other plan or plans during the Plan Year shall be aggregated with his Employer Matching Contributions for the Plan Year.

C.                                    Treatment of Excess Contributions.  Excess Contributions and income attributable thereto (determined in the manner described in Section 7.1.C(2)) shall be removed from the relevant Highly Compensated Employees’ Plan accounts not later than the end of the Plan Year immediately following the Plan Year in which the Excess Contributions are made.

(1)                                 Determination of Excess.  Excess Contributions, with respect to a Highly Compensated Employee, shall be determined as follows:

(a)                                 Highly Compensated Employees shall be ranked in descending order according to the dollar amount of their Employer Matching Contributions.

(b)                                 The Employer Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Employer Matching Contributions shall be reduced by the lesser of the aggregate amount of Employer Matching Contributions or the amount necessary to cause the dollar amount of those Highly Compensated Employees’ Employer Matching Contributions to equal the amount of the Employer Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Employer Matching Contributions.

(c)                                  If, after completing the process described in paragraph (b), the total amount distributed is less than the aggregate Employer Matching Contributions, the remaining dollar amount of the Employer Matching Contributions shall be divided equally to reduce the dollar amount of the Employer Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Employer Matching

Contributions by the lesser of the aggregate amount of Employer Matching Contributions or the amount necessary to cause those Highly Compensated Employees’ Employer Matching Contributions to equal the amount of the Employer Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Employer Matching Contributions.  This procedure shall be repeated to the extent necessary to eliminate the remaining Employer Matching Contributions.

(d)                                 The amount by which a Highly Compensated Employee’s Employer Matching Contributions is reduced under this Section 7.2.C, if any, shall constitute that Highly Compensated Employee’s Excess Employer Matching Contributions.

(2)                                 Correction of Excess Contributions.  Employer Matching Contributions required to be removed from the Member’s Plan account under this Section 7.2.C and income allocable to such amounts shall be removed in the following order, to the extent necessary to ensure compliance with the limits described in this Section 7.2:

(a)                                 Amounts that are not Nonforfeitable shall be forfeited.

(b)                                 Amounts that are Nonforfeitable shall be distributed to the affected Members, with earnings.

Earnings to be refunded shall be determined in the same manner as described in Section 7.1.C(2).

D.                                    Order of Applying Limits.  Notwithstanding anything in this Section 7 or Section 3.1 to the contrary, the provisions of Section 3.1 shall be applied before application of the provisions of this Section 7.

7.3                               Definitions.  As used in this Section 7, the following terms are defined as:

A.                                    “Actual Contribution Ratio” means, for any Member, the amount of Employer Matching Contributions actually paid to the Plan on his behalf for the Plan Year expressed as a percentage of his Compensation used for testing under Section for such Plan Year.

B.                                    “Actual Deferral Ratio” means, for any Member, the amount of the Pre-tax Contributions actually contributed to the Plan on his behalf for the Plan Year expressed as a percentage of his Compensation used for testing under Section 7 for such Plan Year.

C.                                    “Average Contribution Percentage” means, for any Plan Year, the average of the Actual Contribution Ratios determined separately for the group of Members consisting of Highly Compensated Employees and for the group consisting of Members who are not Highly Compensated Employees.

D.                                    “Average Deferral Percentage” means, for any Plan Year, the average of the Actual Deferral Ratios determined separately for the group of Members consisting of Highly Compensated Employees and for the group of Members who are not Highly Compensated Employees.

E.                                     “Excess Contributions” means the sum, for all affected Highly Compensated

Employees, of the amounts, determined for each Highly Compensated Employee, in accordance with the following procedure:

(1)                                 Determine the amount, if any, (expressed as a percentage of the relevant Member’s Compensation used for testing under Section 7) by which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio would have to be reduced to satisfy the limit under Section 7.1.A, or, if less, the amount (expressed as a percentage of the relevant Member’s Compensation used for Testing under Section 7) that would cause such Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

(2)                                 Repeat the procedure in (2) above for each Highly Compensated Employee until the limit under Section 7.1.A would be satisfied.

(3)                                 Multiply the percentage determined for each Highly Compensated Employee under (1) and (2) by the relevant Member’s Compensation used for testing under Section 7.

F.                                      “Excess Deferrals” means any elective contributions made by a Member during a calendar year in excess of $17,500 (for 2014), as adjusted for cost of living by the Secretary of the Treasury pursuant to Code section 402(g), as modified by Code section 414(v) (that constitute excess deferrals within the meaning of Code section 402(g)(2)).

G.                                    “Excess Pre-Tax Contributions” means the sum, for all affected Highly Compensated Employees, of the amounts, determined for each Highly Compensated Employee, in accordance with the following procedure:

(1)                                 Determine the amount, if any, expressed as a percentage of the relevant Member’s Compensation used for testing under Section 7, by which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio would have to be reduced to satisfy the limit under Section 7.1.A, or, if less, the amount (expressed as a percentage of the relevant Member’s Compensation used for testing under Section 7) that would cause such Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

(2)                                 Repeat the procedure in (1) above for each Highly Compensated Employee until the limit under Section 7.1.A (Limit for Highly Compensated Employees) would be satisfied.

(3)                                 Multiply the percentage determined for each Highly Compensated Employee under (1) and (2) by the relevant Member’s Compensation used for testing under Section 7.

SECTION 8

TOP-HEAVY PROVISIONS

8.1                               Top-Heavy Pre-emption. For each Plan Year in which the Plan is Top Heavy within the meaning of Section 8.2, the restrictions set forth in Section 8.3 will apply.  The provisions of this Section 8 will not apply in any year, in which the Plan consists solely of a cash or deferred arrangement that meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) are met.  The provisions of this Section will not apply to that portion of the Plan that covers employees subject to a collective bargaining agreement with the Employer.

8.2                               Determination of Top Heavy Status.  For any Plan Year, the determination as to whether the Plan is Top Heavy will be made in accordance with the following rules:

A.                                    General Rule.  The Plan will be determined to be Top Heavy if, as of the Determination Date, the sum of the Accrued Benefits of all Members who are Key Employees exceeds 60% of the sum of the Accrued Benefits of all Key Employees and Non-Key Employees.

B.                                    Required Aggregation.  Notwithstanding Section 8.2.A, there will be aggregated with the Plan, for purposes of determining the Plan’s Top Heavy status, each other plan of the Company (and of any Affiliated Company), whether or not terminated:

(1)                                 in which a Key Employee is a participant, or

(2)                                 that enables either the Plan or any plan described in (i) above to meet the requirements of Code section 401(a)(4) or 410(b).

C.                                    Optional Aggregation.  Notwithstanding Section 8.2.A or Section 8.2.B, any plan of the Employer or of any Affiliated Company, whether or not terminated, other than those that are described in Section 8.2.B, may, at the election of the Plan Administrator, be considered with the Plan for the purpose of determining the existence of Top Heavy status, so long as the aggregated plans, considered as a group, would satisfy the requirements of Code sections 401(a)(4) and 410(b).

D.                                    Aggregation Rule.  In the event any other plan is considered with the Plan for purposes of determining the existence of Top Heavy status whether pursuant to Section 8.2.B or 8.2.C, the Plan will be considered Top Heavy only if the sum of (1) and (2) below exceeds 60% of (3), where

(1)                                 is the sum of the account balances (within the meaning of Code section 416(g)) of all Key Employees under all of the defined contribution plans that are being aggregated;

(2)                                 is the sum of the present values of the accrued benefits (within the meaning of Code section 416(g)(4)(F)) for Key Employees under all of the defined benefit plans that are being aggregated; and

(3)                                 is the sum of the account balances and present values of accrued benefits (within the meaning of Code section 416(g)) for all Key Employees and Non-

Key Employees under all plans that are being aggregated.

For purposes of this Section 8.2.D, the values of account balances and present values of accrued benefits for plans being aggregated with the Plan will be determined as of the determination date of such plan(s) that falls within the same calendar year as the Determination Date for the Plan.

E.                                     Special Computation Rules.  The following rules will be applied in determining the Top Heavy status of the Plan under this Section 8.2 and for purposes of aggregating the Plan with another plan of the Employer (or with any member of the group consisting of the Affiliated Companies) in order to evaluate the Top Heavy status of such other plan.

(1)                                 The value of a Plan account for purposes of this Section 8.2 will mean its balance as of the Valuation Date coincident with or next preceding the Determination Date, including Employer Contributions, if any, actually made after the Valuation Date but on or before the Determination Date.

(2)                                 The value of an Employee’s (or former Employee’s) Accrued Benefit will be increased by the value of all distributions to that Employee (or former Employee) from the Plan, and from any terminated plan that, had it not been terminated, would have been required to be aggregated with the Plan under Section 8.2.B, including any direct transfers to another plan, but excluding distributions that are rolled over or transferred by the Employee to another plan maintained by a member of the group consisting of the Employer and the Affiliated Companies, occurring during the one year period ending on the Determination Date unless already included in the value of the Accrued Benefit under paragraph (1).  If the distribution occurred for a reason other than severance from employment, death, or disability, the one year period in the preceding sentence will be changed to the five year period ending on the Determination Date.

(3)                                 If an Employee has not performed any services for the group consisting of the Employer and the Affiliated Companies during the one year period ending on the Determination Date, his Accrued Benefit will not be considered.

(4)                                 The value of an Accrued Benefit will include the allocable portion of any contribution that is required to be made under Code section 412 to any plan that is aggregated with the Plan pursuant to Section 8.2.B or Section 8.2.C, and that would be allocated as of any date not later than the Determination Date, whether or not such contribution has been made or is due as of the date of computation.

(5)                                 Transferred Assets will be excluded in determining the value of an Employee’s (or former Employee’s) Plan account for purposes of this Section 8.2 if the transfer occurred at the initiation of the Employee (or former Employee) and did not include funds distributed from a plan maintained by any member of the group consisting of the Employer and the Affiliated Companies.

(6)                                 The Accrued Benefit of any individual who is a Non-Key Employee, but who was a Key Employee for any prior Plan Year, will not be taken into account.

(7)                                 The accrued benefit of a Member (other than a Key Employee) will be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the group consisting of the Employer and the Affiliated Companies, or, if there is no such uniform method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

8.3                               Top-Heavy Vesting Schedule.  In any Plan Year in which this Plan is Top-Heavy, any Member who is credited with at least one Hour of Service during such Plan Year shall vest in accordance with Section 5.1 or the following schedule, whichever produces the greater benefit:

Years of Service	Vested Percentage

2 years or less	20%
After 3 or more years	100%

During any Plan Year in which this Plan is not Top-Heavy, vesting shall be determined pursuant to Section 5, except that nonforfeitable rights obtained under the Top-Heavy vesting schedule shall continue as such.

8.4.                           Top Heavy Restrictions.  For each Plan Year in which the Plan is determined to be Top Heavy, the following requirements will become effective, superseding, for that Plan Year, any other provisions of the Plan to the contrary.

A.                                    General.  In performing an allocation of contributions for the Plan Year pursuant to Section 3.1, the Plan Administrator will allocate to the Plan account of each Member who is a Non-Key Employee, and who, as of the last day of the Plan Year, has not terminated his Employer employment, whether or not that Member is otherwise entitled to an allocation pursuant to Section 3.1, an amount equal to 3% of such Member’s Compensation (“Top Heavy Contributions”).  The balance, if any, of contributions for the Plan Year will then continue to be allocated in accordance with the provisions of Section 3.1.  Employer Matching Contributions will be considered in determining whether the provisions of this Section 8.3.A have been satisfied.

B.                                    Adjustment for Small Contributions.  Notwithstanding the provisions of Section 8.3.A, the amount which is required to be allocated to the Plan accounts of Members who are Non-Key Employees need not be greater than the largest allocation to the Plan account of a Key Employee Member, expressed as a percentage of that Key Employee’s Compensation, as limited by Code section 401(a)(17).  For purposes of determining the largest allocation to the Plan account of a Key Employee Member, Pre-Tax Contributions will be included.

C.                                    Alternative Method for Satisfying the Minimum Allocation Requirement.  In the event a Member who is a Non-Key Employee (who is entitled to a minimum allocation pursuant to Section 8.3.A) participates both in this Plan and another Code section 401(a) tax-qualified plan of the group consisting of the Employer and the Affiliated Companies, then:

(1)                                 If the other plan is a defined contribution plan, any Employer contributions made for the Member to the other plan may be considered contributions made toward the minimum required allocation for the Member under this Plan.

(2)                                 In the event the other plan is a defined benefit plan, such Member will receive a minimum annual benefit under the defined benefit plan equal to the lesser of 20% of the Member’s average Compensation (as described in (a), below) or 2% of the product of (a) and (b), where

(a)                                 is the Member’s average Compensation for the five consecutive calendar years which are included in the Member’s Years of Service, which begin after December 31, 1983, during which the Plan was Top Heavy, and which produce the highest average, and

(b)                                 is the number of the Member’s Years of Service (but not more than ten) completed in Plan Years, which begin after December 31, 1983, during which the Plan was Top Heavy.

8.5                               Top-Heavy Definitions. For purposes of this Section, the following definitions shall apply:

A.                                    Determination Date means for any Plan Year, the last day of the preceding Plan Year.

B.                                    Key Employee means any individual described in (1) or (2) below:

(1)                                 Any Employee or former Employee who, at any time during the Plan Year containing the Determination Date is or was:

(a)                                 An officer of the Employer or any Affiliated Company whose Compensation for the Plan Year is greater than $170,000 (in 2014), as adjusted pursuant to Code section 416(i)(1); or

(b)                                 A person owning more than 5% of the outstanding stock of the Employer or stock that has more than 5% of the combined voting power of all stock of the Employer; or

(c)                                  A person whose annual Compensation for the Plan Year is more than $150,000 and who owns more than 1% of the outstanding stock of the Employer or stock that has more than 5% of the combined voting power of all stock of the Employer.

For purposes of determining ownership under paragraphs (b) and (c) above, the constructive ownership provisions of Code section 318 will apply, except that (I) 5% or 1%, as the case may be, will be substituted for 50% in Code section 318(a)(2), and (II) the rules of subsections (b), (c) and (m) of Code section 414 will not apply.  The dollar amount referred to in paragraph (a) above will be adjusted as described in Code section 415(d).

(2)                                 The Beneficiary of a person described in (1).

C.                                    Non-Key Employee means:

(1)                                 a Member or former Member who is not and has never been a Key Employee; and

(2)                                 the Beneficiary of a person described in (1).

D.                                    Transferred Assets means those funds that constitute rollover amounts within the meaning of Code section 402(c)(4) transferred from another Code section 401(a) tax-qualified plan (“Qualified plan”) to this Plan by the other Qualified plan on behalf of a Member; or distributed from another Qualified plan to a Member and transferred by the Member to this Plan; or distributed from another Qualified plan to a Member and transferred by the Member to an individual retirement account or individual retirement annuity (within the meaning of Code section 408) and then to this Plan, provided the Member has not made any contributions to such individual retirement account or individual retirement annuity other than eligible rollover contributions within the meaning of Code sections 402(c)(4) and 402(c)(5).  Transferred Assets will also include rollover amounts transferred directly to the Plan from a Code section 403(b) plan or from a Code section 457(b) plan, that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, on behalf of a Member, and rollover amounts distributed by a Code section 403(b) plan or by a Code section 457(b) plan, that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, to a Member and transferred by that Member to this Plan.  Transferred Assets will not include after-tax employee contributions.

SECTION 9

DESIGNATION OF BENEFICIARY

9.1                               Named Beneficiary.  Each Member may designate in writing, filed with the Plan Administrator, a Beneficiary to whom, in the event of the Member’s death, all benefits or any unpaid balance of benefits shall be payable.  However, each married Member who designates a Beneficiary other than his Spouse must provide the Plan Administrator with a spousal consent to the designation of such other Beneficiary.  Such spousal consent shall set forth the effects of such waiver and must be either notarized or witnessed by a Plan representative.  Subject to such spousal consent, the Beneficiary(ies) so designated may be changed by the Member at any time.  The facts as shown by the records of the Plan Administrator at the time of death shall be conclusive as to the identity of the proper payee and the amount properly payable, and payment made in accordance with such facts shall constitute a complete discharge of any and all obligations hereunder.

9.2                               No Named Beneficiary.  If no such designation is on file with the Plan Administrator at the time of death of the Member, or if such designation is not effective for any reason, then such death benefit shall be payable to the deceased Member’s Spouse, if living. If such Spouse is not living, payment shall be made to the deceased Member’s estate.

SECTION 10

MANAGEMENT OF THE FUND

10.1                        Contributions Deposited To Trust.  All contributions to the Plan by the Employer and Employees shall be committed in trust to the Trustee selected by the Plan Sponsor, to be held, managed, and disposed of by the Trustee in accordance with the terms of the Trust and this Plan.  The Trustee selected may be changed from time to time by the Plan Sponsor in accordance with the terms of the Trust.

10.2                        No Reversion to Employer.  The Trust shall contain such provisions as shall render it impossible, except as is provided under Sections 3.6 and 11.3, for any part of the corpus of the Trust or income thereon to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries.

SECTION 11

DISCONTINUANCE AND LIABILITIES

11.1                        Termination.  The Plan may be terminated at any time by the Plan Sponsor, but only upon condition that such action is taken under the Trust or otherwise, as shall render it [impossible] at any time under the Trust for any part of the corpus of the Trust or income thereon to be at any time used for or diverted to purposes other than for the exclusive benefit of active and retired employees.  If the Plan is terminated without establishment of an alternative defined contribution plan, the Fund shall be held for distribution by the Trustee, who shall distribute to the Members then participating in the Fund the full amount standing to their credit on the date of such termination, less the administrative costs to the Trustee for such distribution, in accordance with the methods specified under Section 6 or Section 16, if applicable. For purposes of this Section 11.1, the term “alternative defined contribution plan” means any other defined contribution plan (other than an employee stock ownership plan) maintained by the Employer that exists at the time the Plan is terminated or within the period ending 12 months after distribution of the entire Fund.  Such other plan shall not be treated as an alternative defined contribution plan, however, if fewer than 2% of the employees who are eligible under this Plan at the time of its termination are or were eligible under the other plan at any time during the 24-month period beginning 12 months before the time of the termination.

11.2                        No Liability for Employer.  The Employer shall have no liability with respect to the payment of benefits or otherwise under the Plan, except to pay over to the Trustee as provided in the Plan such contributions as are made by the Employer and any and all contributions made by the Members.  Further, the Employer shall have no liability with respect to the administration of the Trust or of the Fund held by the Trustee, and each Member and/or Beneficiary shall look solely to the Fund for any payments or benefits under the Plan.

11.3                        Administrative Expenses.  The Employer may elect to pay all or a portion of the administrative expenses of the Plan, including compensation of the Trustee, consultants, auditor, record keepers and counsel, but the Employer shall not be obliged to pay such expenses.  If the Employer does not elect to pay an administrative expense of the Plan, such expense shall be paid from the Trust, and such expense may be paid from unallocated funds held in the Trust’s forfeitures account or similar account.  Any expenses relating directly to the investment of the Trust, such as taxes, commissions, and registration charges, shall be paid from the Trust.  To the extent not otherwise provided for in the preceding provisions of this Section 11.3, plan administrative expenses may be assessed pro rata or, to the extent permitted by law, in equal amounts, among the Members’ Plan accounts.  Any administrative expenses incurred with special reference to a Member, e.g., a Plan loan fee, will be separately assessed as to that Member’s Plan account.

11.4                        Non-forfeitability Due to Termination(s).  Upon termination, partial termination or upon complete discontinuance of contributions under the Plan, the rights of all affected Employees to their Accrued Benefits accrued to the date of such termination, partial termination or discontinuance shall become nonforfeitable.

11.5                        Exclusive Benefit Rule.  This Plan and Trust are for the exclusive benefit of the Members and their Beneficiaries.  This Plan shall be interpreted in a manner consistent with this intent and with the intention of the Employer that the Trust satisfy those provisions of the Internal Revenue Code relating to employees’ trusts.

11.6                        Mergers.  In the case of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan, provisions shall be made so that each Member in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

11.7                        Non-allocated Trust Assets.  Any portion of the Fund which is unallocated at the time of termination of the Plan shall be allocated among Members of the Plan in a nondiscriminatory manner selected by the Plan Administrator.

SECTION 12

ADMINISTRATION

12.1                        Establishment of the Benefits Committee.  The complete authority to control and manage the operation and administration of the Plan shall be placed in the Penske Automotive Group Benefits Plan Committee (the “Committee”).  The Committee shall consist of at least three members, appointed from time to time by the Plan Sponsor to serve at the pleasure thereof.  The Committee shall designate one of its members as its Chairman. Any member of the Committee may resign at any time by delivering his written resignation to the Chairman.

12.2                        Organization of the Committee.  The Chairman, when present, shall preside at meetings of the Committee. In his absence, those present shall choose one of their number to act as Chairman.  The Committee may appoint a Secretary, who shall keep the minutes of the meetings and perform such other duties as may be assigned to him by the Committee, together with such other officers as it shall deem necessary.  Neither the Secretary nor any other officer appointed by the Committee need be a member of the Committee or a Member in the Plan.  The Committee shall act by the majority of members then in office at all meetings, but it may act upon matters by unanimous vote in writing without a meeting.  The Committee may authorize one or more of its members and/or its Secretary to sign directives and communications and to execute documents on behalf of the Committee.

12.3                        Powers of the Committee.  For purposes of ERISA, the Committee shall be the “Named Fiduciary” for operation and administration of the Plan, and the “Plan Administrator”.  The

Committee is designated as agent for service of legal process against the Plan.

The Committee shall have all powers and duties necessary or appropriate to operate and administer the Plan, including, but not limited to, the following specific functions:

A.                                    to act on applications for benefits;

B.                                    to determine eligibility, service and other questions;

C.                                    to establish rules for the administration of the Plan;

D.                                    to file all reports and make all disclosures required under ERISA;

E.                                     to appoint other fiduciaries to carry out various specific fiduciary responsibilities in the administration of the Plan.  Such appointment shall be made in writing;

F.                                      to delegate to one or more investment managers (as defined in ERISA section 3(38)) the authority to manage, acquire, or dispose of Plan assets and to regularly monitor the performance of any investment managers so selected;

G.                                    to designate one or more investment funds to be available for investment direction by Members pursuant to Section 4.4, and at any time to change or add investment funds available for such investment direction by Members; and

H.                                   to develop and communicate to the Trustee and the investment managers the investment objectives and funding policy for the Plan, and to review annually or more frequently the implementation of the funding policy.

The Committee shall have discretionary authority to interpret the Plan and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

The Committee shall also receive and review all reports of the Trustees and the collective trustees of any separate investment, and shall report thereon to the Plan Sponsor.  Benefits payable under the Plan shall be paid, at the direction of the Committee from the assets held by a Trustee.

12.4                        Reliance on Professionals.  The members of the Committee shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any duly appointed actuary (who shall be an “enrolled actuary” as defined in Code section 7701(a)(35)), upon all certificates and reports made by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.  The members of the Committee shall be fully protected against any action or inaction taken or omitted in good faith in reliance upon such tables, valuations, certificates, reports or opinions and any such action or inaction shall be conclusive upon each of them and upon all persons having any interest under the Plan.

12.5                        Liability and Indemnification.  The Committee shall operate and administer the Plan for the exclusive purpose of providing the benefits under the Plan (and for determining the reasonable expenses of the Plan) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims.

No member of the Committee shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is finally determined by a court, and all time for appeal has lapsed, to be a breach of the standard of conduct expressed in this Section 12.  The Company shall indemnify each member of the Committee against any expenses which are reasonably incurred in connection with any legal action to which such person is a party by reason of his duties and responsibilities with respect to the Plan, excepting only expenses and liabilities arising from his own gross negligence or willful misconduct, as finally determined by a court, and all time for appeal has lapsed.

12.6                        Fiduciary Insurance.  Subject to the approval of the Plan Sponsor, the Committee shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trust from loss due to any breach of fiduciary responsibility by any person.  Any premiums due on such insurance shall be paid by the Company.  Nothing in this Section 12.6 shall prevent the Company, at its own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility.

12.7                        Claims Procedure.

A.                                    Notice.  If a claim for benefits under the Plan is denied in whole or in part, the claimant shall be notified in writing or electronically of the denial, the specific reason for the denial, the Plan provisions on which the denial is based, an explanation of the Plan’s review procedures under Section 12.7.C, including applicable time limits, a description of any additional materials necessary to perfect the claim, with an explanation of why such material is necessary, and a statement that the claimant has the right to bring a civil action if there is still an adverse determination after the review.  For Disability benefit claims, the notice will also include any rule, guideline, protocol, or other similar criteria relied on in making the determination, and should the adverse determination be based on a matter of medical judgment or necessity, an explanation of the scientific or clinical judgment on which the determination was based, or a statement that a copy of such rule, guideline, protocol, or explanation may be obtained upon request at no charge.

B.                                    Timing of Determination.  Generally, notice of the claim determination shall be issued within 90 days after the claim has been filed with the Plan Administrator, but a notice of the claim determination for a Disability benefit, shall be issued within 45 days.  With respect to all claims, except those for a Disability benefit, if special circumstances require an extension of time for processing the claim, the 90-day period may be extended up to an additional 90 days, to a total of 180 days, provided that the claimant is notified of the need for an extension within the original 90-day period, and the date by which the Plan Administrator expects to render a final decision.  With respect to Disability benefit claims, the time period may be extended for a period of up to 30 days if due to circumstances beyond the control of the Plan Administrator, and again, if necessary and due to circumstances beyond the control of the Plan Administrator, for an additional 30 days; provided that the claimant is notified of the need for the extension(s) within the original 45-day period or the initial 30-day extension period, whichever is applicable.  Where additional information is required, the claimant will be informed that he has 45 days to provide the required information.  In such circumstances, the initial 45-day period is tolled and the Plan Administrator will have 30 days from the receipt of the requested information to make its determination.  If the claimant fails to provide the required information within that

45 day period, the claim may be denied or the claimant may be given additional time of at least 30 days and a further extension of 30 days may be requested.  When additional time is requested, the time period for making the claim determination is tolled and the Plan Administrator will have 30 days from the date the information is received to make its determination.

C.                                    Appeals.  In the event a claim for benefits under the Plan is denied, in whole or in part:

(1)                                 The claimant (or his duly authorized representative) shall be entitled to request in writing or electronically a review of the denial of his claim by the Plan Administrator within 60 days (180 days for Disability benefit claims) after the claimant receives notice of the denial of his claim.

(2)                                 The claimant (or his duly authorized representative) may review pertinent Plan documents and submit issues and comments to the Plan Administrator in writing or electronically.

(3)                                 The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(4)                                 Claim reviewers shall grant no deference to the original determination, but shall assess the information provided as if initially assessing the claim.  The review shall consider all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted in the initial benefit determination.

(5)                                 Those individuals reviewing claims shall be different from, and not subordinate to, those who made the initial claim determinations.

(6)                                 The decision of the Plan Administrator on review shall be rendered within 60 days (45 days for reviews of Disability benefit claims) after the request for review is received by the Plan Administrator unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered not later than 120 days (90 days for reviews of Disability benefit claims) after receipt of a request for review by the Plan Administrator.  The Plan Administrator shall notify the claimant of its benefit determination as soon as possible, but not later than five days after the determination is made.

(7)                                 The claimant shall be furnished with written or electronic notice of any such extension of time prior to the commencement of the extension, which shall provide a description of the special circumstances that necessitate the extension and state the date the determination on review is expected.

(8)                                 The decision of the Plan Administrator on review shall be either written or electronic and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.  The decision shall include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, shall include a statement describing the Plan’s voluntary appeal procedures and the claimant’s right to bring an action under Section 502(a) of the Act.  For reviews of Disability benefit claims, the identity of any medical or vocational expert whose advice was sought will be provided, even if not relied upon in making the determination, and should the adverse determination be based on a scientific or clinical assessment or a medical judgment, an explanation of the basis for the assessment will be provided, or a statement that a copy of such explanation will be provided upon request at no charge.

(9)                                 The decision of the Plan Administrator on review is final.

D.                                    Seeking Review of a Claim in Court.  A claimant must first exhaust his claim and review rights under this Section 12.7 before seeking review of his claim in court.  If the Plan Administrator does not follow the procedures set for in this Section 12.7, the claimant shall be entitled to seek review of his claim in court.

12.8                        Trustee Has Authority to Invest.  All Funds of the Plan shall be invested by the Trustee in accordance with the provisions of the Plan and Trust, and the Trustee shall have full authority and liability in this regard.  To the extent that individual Members are permitted to direct investment of their account balances, and to the extent a Member exercises such right to direct investment, the Trustee shall be relieved from any liability therefore pursuant to ERISA section 404(c).

12.9                        Removal for Personal Involvement.  No individual may participate in the consideration of any matter of or question concerning the Plan that specifically and uniquely relates to him because of his participation under the Plan.

SECTION 13

PARTICIPATION BY EMPLOYERS OTHER THAN COMPANY

13.1                        Adoption by Eligible Employers.  Any Affiliated Employer may adopt the Plan if the Plan Sponsor, acting through the Employee Benefits Committee, authorizes such adoption and such approved Affiliated Employer adopts the Plan and Trust by resolution.

13.2                        Rights and Obligations; Agency.  Throughout this Plan a distinction is drawn between the rights and obligations of the “Company” and its Board of Directors and the rights and obligations of “Employers”.  The rights and obligations as specified as belonging to the Company and its Board of Directors shall belong only to Penske Automotive Group, Inc.  By adopting this Plan and Trust, an Affiliated Employer shall be deemed thereby to acknowledge the Company as the Plan Sponsor and to appoint the Company, the Committee (acting as the Plan Administrator) and the Trustee its exclusive agent to exercise on its behalf all the power and authority conferred by this Plan or the Trust Agreement upon an Employer.  The authority of the Company, the Committee and the Trustee to act as such agent shall continue until the Plan is terminated and the relevant Plan assets have been distributed by the Trustee, or until the Affiliated Employer’s participation in the Plan has terminated pursuant to Section 13.4.

13.3                        Termination of the Plan by the Company.  If this Plan is terminated by the Company as permitted in Section 11.1 hereof, an Employer other than the Company may, in its own discretion, adopt for its Employees alone and independent of this Plan and Trust, its own plan and trust which shall be considered a continuation of this Plan for its active Members, retired Members and terminated vested Members.

13.4                        Withdrawal of an Affiliated Employer.  Any Affiliated Employer which is an Employer may terminate its participation in the Plan by giving the Committee prior written notice specifying a termination date which shall be the last day of a month at least 60 days subsequent to the date such notice is received by the Committee.  The Committee may terminate any Employer’s participation in the Plan, as of any termination date specified by the Committee, for the failure of the Employer to make contributions or to comply with any other provision of the Plan, and the Board of Directors may terminate any Employer’s participation in the Plan, as of any date specified by it, for any reason, in its sole discretion.  Upon any Employer’s termination of participation in the Plan, the Plan accounts of affected Members will be vested if the termination of participation is a partial termination of the Plan.

SECTION 14

AMENDMENTS

14.1                        Amendment Restrictions.  The provisions of this Plan may be amended at any time and from time to time by the Plan Sponsor or the Committee, provided that:

A.                                    no such amendment shall be effective unless this Plan, as so amended, shall be for the exclusive benefit of persons in, or formerly in, the employ of Employer, or their Beneficiaries;

B.                                    no such amendment shall operate to deprive a Member of any rights or benefits irrevocably vested in him under the Plan prior to such amendment;

C.                                    no such amendment shall be effective to the extent that it decreases a Member’s Accrued Benefit.  For purposes of this Section 14, (1) a Plan amendment which has the effect of decreasing a Member’s Accrued Benefit or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an Accrued Benefit and (2) a Plan amendment which has the effect of changing future plan options or features only shall not be treated as reducing an Accrued Benefit.

If any amendment shall be necessary or desirable to conform to the provisions and requirements of the Code or any amendment thereto, or any regulation issued pursuant thereto, no such amendment thereto shall be considered prejudicial to the interest of a Member or his Beneficiary, or a diversion of any part of Fund to a purpose other than for their exclusive benefit.

14.2                      Amending the Plan.  The Plan Sponsor may amend the Plan at any time by resolution or by such other action permitted by the Plan Sponsor’s charter, bylaws, or such other method permitted by the laws of the State of Delaware.  The Committee may amend the Plan by resolution or such other method as it designates by resolution.  A copy of any such amendment shall be provided to the Trustee.

14.3                        Retroactive Amendments.  Any modification or amendment of the Plan may be made retroactive if such retroactivity is deemed to be necessary in order for the Plan to conform to or satisfy the conditions of any law, governmental regulations or ruling, or to meet the requirements of applicable sections of the Code, or the corresponding regulations and such retroactive modification is permissible under such law, regulation or ruling.

SECTION 15

LOANS

15.1                        Permitted Loans.  A Member may make application to the Plan Administrator to borrow from his vested Accrued Benefit.  That application must be made in accordance with administrative procedures established by the Plan Administrator, and must specify the amount and term requested.  The Plan Administrator shall determine whether the application for a loan is to be approved after an evaluation of all necessary documentation.  All applications for loans shall be evaluated in a uniform and nondiscriminatory manner, and loans shall not be made available to Highly Compensated Employees in an amount greater than that for other Employees.  Loans that are granted shall be based on the value of the Member’s Accrued Benefit as of the last Valuation Date and shall be subject to the following conditions:

A.                                    the aggregate amount of all such loans to a Member shall not exceed the lesser of:

(1)                                 $50,000, reduced by the greatest value of any outstanding loan balance owed by the Member during the one-year period ending on the day before the loan is made, or

(2)                                 50% of his vested Accrued Benefit;

B.                                    the minimum amount of any loan made hereunder shall be $1,000;

C.                                    no more than one loan per twelve month period shall be granted hereunder, and only one outstanding loan shall be permitted at any time; and

D.                                    a processing fee shall be charged for a loan application in an amount to be determined by the Committee.

15.2                        Collateral Required.  All loans will be adequately secured.  The Plan Administrator will require the Member to assign to the Trustee that portion of the vested balance of his Plan account, but not more than 50% of the vested portion of his Plan account, necessary to secure the loan

15.3                        Repayment.  The loan shall be repaid in substantially equal installments consisting of principal and interest at least quarterly.  The term of the loan is not to exceed five years unless the loan is used to buy or build the Member’s principal residence.  The term of a loan which is used to buy or build the Member’s principal residence is not to exceed 15 years.  Principal residence status shall be determined at the time of the loan.  Loan repayments are to be deducted from the salary paid by the Employer to such Member and shall be allocated to the investment funds selected by the Member in the same manner as the Member’s Pre-Tax Contributions are allocated; provided, however, that any loan shall become payable in full upon a Member’s termination of employment.  Notwithstanding the foregoing, a Member who is on leave for Disability or on leave of absence without pay shall be permitted to suspend loan repayments for a period of up to one year.  Loan payments will be suspended under this Plan as permitted under Code section 414(u) regarding veteran’s reemployment rights.

15.4                        Interest Charges.  Interest shall be charged on loans based on a return commensurate with the prevailing rates charged by other institutions in the business of lending money for loans made under similar circumstances. Interest shall be charged on loans as follows:  the interest rate for loans made during a calendar quarter shall be the prime rate as published in The Wall Street Journal on the last business day of the prior calendar quarter, plus 1%.

15.5                        Failure To Make Timely Payment.  In the event an installment payment is not paid within 30 days following the due date of an installment, the Plan Administrator shall give written notice to the Member sent to his last known address.  If such installment payment is not made within 15 days thereafter, the Plan Administrator shall have the right to accelerate the loan and to reduce the Member’s Accrued Benefit to the extent permitted by law by the amount of the unpaid loan balance including interest then due but not before the time at which the Member may first receive a distribution, except as permitted in Treasury Regulations section 1.401(a)-13(d).  If the Member’s Accrued Benefit must be used to eliminate any Plan loan which is in default and which is either deemed to be distributed to the Member or is offset against a distribution to the Member, the Member’s various accounts, including any earnings thereon, shall be reduced pro rata in the ratio that the total amount of the loan in default bears to each such account.

15.6                       Termination of Employment.  In the event of the termination of a Member’s employment before the loan is repaid in full, the unpaid balance thereof, together with interest immediately due thereon, shall become due and payable; and the Trustee shall first satisfy the indebtedness from the amount payable to the Member or to the Member’s Beneficiary before making any payments to the, Member or to the Member’s Beneficiary.

15.7                  Loans to Non-Employees.  Any Member who ceases to be an active Employee shall not be eligible to make a loan hereunder.  Notwithstanding the foregoing, however, loans will be made available to a terminated Employee who is also a “party in interest” as that term is defined in ERISA section 3(14).

15.8                        Order of Accounts Reduced.  In determining the origin of any loan proceeds, the Members various accounts, including any earnings thereon, shall be reduced pro rata in the ratio that the total amount of the loan bears to each such account.

15.9                        Segregated Investment.  The loan shall be made proportionately from all Investment Fund(s) in a Member’s Plan account.  The loan shall be considered as a segregated investment of the Member.

15.10                 General Administration.  The Trustee and the Plan Administrator shall have the right to establish such procedures as may be reasonable, necessary or desirable to carry out the provisions of this Section 15.

15.11               Termination of Employment Resulting From Corporate Transaction.  Notwithstanding the foregoing, in the event of the termination of a Member’s employment due to a corporate transaction whereby the entity employing the Member ceases being an Affiliated Company, the Member’s loan will not be accelerated pursuant to Section 15.5 and the Member will have the maximum cure period provided in Treasury Regulations section 1.72(p)-1(Q&A-10) during which to repay the entire outstanding balance of the loan, plus interest on any unpaid installment payments, before the loan is accelerated and considered distributed.

SECTION 16

SPECIAL PROVISIONS APPLICABLE TO PRIOR PLANS

16.1                        Form of Distribution.  Section 6.1 of this Plan provides that the sole form of distribution available under the Plan is a lump sum payment.  If a Prior Plan provides an optional form or forms of benefit other than a lump sum, such optional form or forms shall be “protected benefits” under this Plan, to the extent required under Code section 411(d)(6) and the regulations thereunder.  The Trustee shall maintain in a separate account or accounts funds transferred to this Plan from a Prior Plan which are subject to any one of the following types of protected benefits:

A.                                    A right to receive benefit payments in installments.

B.                                    A right to receive benefit payments in the form of a life annuity or a joint and survivor annuity.

C.                                    A right to receive benefit payments in installments or in the form of a life annuity or a joint and survivor annuity.

For each Employer that adopts this Plan, provision will be made to appropriately document whether a Prior Plan provides a “protected benefit” and, if so, which type of protected benefit specified above shall apply.  Before a distribution may be made to a Member whose account balance transferred to this Plan is subject to a protected benefit, the Plan Administrator shall notify such Member of his or her right to elect an optional form of benefit and, in cases in which an annuity is a protected benefit, shall comply with all provisions governing notices and elections as are contained in the Prior Plan.

16.2                        Vesting.  If a Prior Plan provides more rapid Vesting, for Employer Contributions than that set forth in Section 5.1, a Member shall become vested in his Transfer Employer Contribution Account in accordance with the more rapid schedule, as set forth in the Prior Plan.

16.3                        Loans.  If a Member obtained a loan under a Prior Plan, such loan may be transferred to this Plan if the assets of the Prior Plan attributable to such Member are also transferred to this Plan.  The provisions of Section 15 of this Plan shall govern a loan transferred to this Plan from a Prior Plan.

16.4                        Elimination of Optional Benefit Forms.

A.                                    The alternative form of payment available to each Member of a Prior Plan shall be a single-sum distribution form that is otherwise identical to each optional form of benefit available under the Prior Plan.

B.                                    For purposes of this Section 16.4, a single-sum distribution form is otherwise identical to an optional form of benefit that is eliminated pursuant to this Section 16.4 only if the single-sum distribution form is identical in all respects to the eliminated optional form of benefit (or would be identical except that it provides greater rights to the Member) except with respect to the timing of payments after commencement.  A single-sum distribution form is not otherwise identical to a specified installment form of benefit if the single-sum distribution form is not available for distribution on the date on which the installment form would have been available for commencement, is not available in the same medium of distribution as the installment form, or imposes any condition of eligibility that did not apply to the installment form.

C.                                    This section 16.4 shall not apply to an affected Member with respect to any distribution with an annuity starting date that is earlier than the earlier of-

(a)                                 The 90th day after the date the Member has been furnished a summary that reflects the elimination of the optional forms previously available and that satisfies the requirements of Department of Labor Regulations section 2520.104b-3 (relating to a summary of material modifications), or

(b)                                 January 1, 2003.

SECTION 17

MISCELLANEOUS

17.1                        “Spendthrift” Provision. Subject to Section 17.2 below, no benefit under the Plan shall be subject in any manner to anticipation, pledge, encumbrance, alienation, levy or assignment, nor to seizure, attachment or other legal process for the debts of any Employee, Member or Beneficiary, unless required by law.  Notwithstanding the foregoing, a Member’s benefit may be reduced as provided in Code section 401(a)(13)(C).

17.2                        QDRO Exception.  In the event that a Qualified Domestic Relations Order (“QDRO”) (as defined by Code section 414(p)) is issued with respect to any Member, the Plan Administrator shall notify the Member and the alternate payee(s) of the order received and segregate and conservatively invest the portion of the Member’s Accrued Benefit which would be payable to the alternate payee(s) as if the order received were a QDRO.  Within 18 months of the order, the Plan Administrator shall proceed with either A. or B. as follows:

A.                                    if the order is determined to be a QDRO, the Plan Administrator shall pay (notwithstanding the provisions of Section 6 hereof) the alternate payee(s) in accordance with the terms of such order and with Code section 414(p) and ERISA section 206(d) at the time specified in such order.  Payments may be made prior to the Member’s “earliest retirement age” (as defined in Code section 414(p) and ERISA section 206(d)) pursuant to a QDRO; or

B.                                    if the order is determined not to be a QDRO, or, the issue remains undetermined, the Plan Administrator shall pay the portions of the Member’s Accrued Benefit segregated in accordance with the above to the Member or Beneficiary(ies) who are otherwise entitled to such benefit.

If, 18 months after issuance of the order, a determination is made that the order is a QDRO, the determination shall be applied prospectively only.

C.                                    Furthermore, any amount that becomes payable to an alternate payee that, with reference only to that amount, does not exceed $5,000, shall be paid to the alternate payee as soon as practicable following receipt by the Plan of a qualified domestic relations order.

D.                                    Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order under Code Section 414(p) will not fail to be a qualified domestic relations order:  (i) solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Member’s death.  Also, a domestic relations order described in the preceding sentence will be subject to the same requirements and protections that apply to other types of qualified domestic relations orders.

17.3                        No Guarantee of Employment. Nothing contained in this Plan or the Trust shall be held or construed to create any liability upon the Employer to retain any Employee in its employ.  The Employer reserves the right to discontinue the services of any Employee without any liability except for salary or wages that may be due and unpaid whenever, in its judgment, its best interests so require.

17.4                        Uniformed Services Employment and Reemployment Rights Act of 1994.  Notwithstanding any provisions of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

17.5                        Controlling Law.  The Plan shall be construed, administered and governed in all respects in accordance with the laws of the State of Delaware to the extent such laws are not superseded by federal law.  If any provision herein is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

SECTION 18

MINIMUM DISTRIBUTION REQUIREMENTS

18.1                        Required Minimum Distributions.

A.                                    Required Beginning Date.  Notwithstanding any other provisions of the Plan to the contrary, payment of the Plan benefits of any Member who reaches an attained age of 70-1/2, and who is not a 5% owner of the Employer (within the meaning of Code section 416), shall commence not later than the April 1 following the later of the calendar year in which he reaches an attained age of 70-1/2 or the calendar year in which his Employer employment terminates.  If the Member is a 5% owner of the Employer (within the meaning of Code section 416), payment of his Plan benefits shall commence not later than the April 1 following the calendar year in which he reaches an attained age of 70-1/2, regardless of whether his Employer employment has terminated.  These rules establish the “Required Beginning Date” that applies to a Member.

B.                                    Time and Manner of Distributions.

(1)                                 Commencement.  The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(2)                                 Death of Member Before Distributions Begin.  If the Member dies before distributions begin, the Member’s entire interest will be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Member’s death.  If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary and the surviving Spouse dies after the Member but before distributions to either the Member or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Member.

C.                                    Forms of Distribution.  Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company (if available under the Plan) or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Sections 18.1.D and 18.1.E.  If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and Treasury Regulations issued thereunder.

D.                                    Required Minimum Distributions During Member’s Lifetime.

(1)                                 Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Member’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(a)                                 the quotient obtained by dividing the Member’s distributable Plan account by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations section 1.401(a)(9)-9, using the Member’s attained age as of the Member’s birthday in the Distribution Calendar Year; or

(b)                                 if the Member’s sole Designated Beneficiary for the Distribution Calendar Year is the Member’s Spouse, the quotient obtained by dividing the Member’s distributable Plan account by the number in the Joint and Last Survivor Table set forth in Treasury Regulations section 1.401(a)(9)-9, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the Distribution Calendar Year.

(2)                                 Lifetime Required Minimum Distributions Continue Through Year of Member’s Death.  Required Minimum Distributions will be determined under this Section 18.1.D(2) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member’s date of death.

E.                                     Required Minimum Distributions After Member’s Death.

(1)                                 Death On or After Date Distributions Begin.

(a)                                 Member Survived by Designated Beneficiary.  If the Member dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s distributable Plan account by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as follows:

(I)                                   The Member’s remaining Life Expectancy is calculated using the attained age of the Member in the year of death, reduced by one for each subsequent year.

(II)                              If the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Member’s death using the surviving Spouse’s attained age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the attained age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)                         If the Member’s surviving Spouse is not the Member’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the attained age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(b)                                 No Designated Beneficiary.  If the Member dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s distributable Plan account by the Member’s remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2)                                 Death Before Date Distributions Begin.

(a)                                 Member Survived by Designated Beneficiary.  If the Member dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member’s death is the quotient obtained by dividing the Member’s distributable Plan account by the remaining Life Expectancy of the Member’s Designated Beneficiary, determined as provided in Section 18.1.D.

(b)                                 No Designated Beneficiary. If the Member dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(c)                                  Death of surviving Spouse Before Distributions to surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse, this Section 18.1.E(2)(c) will apply as if the surviving Spouse were the Member.

18.2                        Definitions.

A.                                    Designated Beneficiary means the individual who is designated as the Beneficiary under Section 9.1 of the Plan and is the designated Beneficiary under Code section 401(a)(9) and Treasury Regulations section 1.401(a)(9)-4, Q&A-1.

B.                                    Distribution Calendar Year means a calendar year for which a minimum distribution is required.  For distributions beginning before the Member’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Member’s Required Beginning Date.  For distributions beginning after the Member’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 18.1.D(2).  The Required Minimum Distribution for the Member’s first Distribution Calendar Year will be made on or before the Member’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

C.                                    Life Expectancy means life expectancy as computed by use of the Single Life Table in Treasury Regulations section 1.401(a)(9)-9.

18.3                        Rule for 2009 Required Minimum Distribution Relief.  Notwithstanding any other provision of the Plan, a Member or Beneficiary who would have been required to receive Required Minimum Distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (A) equal to the 2009 RMDs or (B) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member’s designated Beneficiary, or for a period of at least ten years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Member or Beneficiary chooses to receive such distributions. Members and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding any other provision of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 Required Minimum Distributions and 2009 Extended RMDs will be treated as Eligible Rollover Distributions.

IN WITNESS WHEREOF, Penske Automotive Group, Inc. has caused this amended and restated Plan to be executed this 13th day of January, 2015, to be effective as of January 1, 2014.

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ Calvin C. Sharp

Title:	Executive Vice President — Human Resources